================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          National Mercantile Bancorp
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                          NATIONAL MERCANTILE BANCORP
                            1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                (310) 277-2265

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON MAY 29, 1997

                               ----------------

TO THE SHAREHOLDERS OF NATIONAL MERCANTILE BANCORP:

  NOTICE IS HEREBY GIVEN that the Annual Meetings of Shareholders for the fiscal years ended December 31, 1995 and December 31, 1996 (collectively, the "Meeting") of National Mercantile Bancorp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Company"), will be held on May 29, 1997, at 7:00 p.m., local time, at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, California 90067, for the following purposes as set forth in the attached Proxy Statement:

    1. ELECTION OF DIRECTORS. To elect five persons to the Board of Directors of the Company, to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The following persons are the Board of Directors' nominees:

              Robert E. Gipson       Scott A. Montgomery
              Alan Grahm             Robert E. Thomson
              Joseph W. Kiley III

    2. APPROVAL OF 1996 STOCK INCENTIVE PLAN. To approve the Company's 1996 Stock Incentive Plan;

    3. APPROVAL OF REVERSE STOCK SPLIT. To approve a 9.09 to 1 reverse stock split by reducing the number of outstanding (but not the authorized) shares of the Company's common stock;

    4. APPROVAL OF TRANSFER RESTRICTION. To approve a restriction to prohibit, until May 31, 2000 the transfer of shares of common or preferred stock currently outstanding or issued in the future by the Company to any person (with certain exceptions for prior contractual obligations of the Company) if such person is or would become by reason of such transfer the beneficial owner of more than 4.5% of the Company's stock as the term "stock" is defined, and such ownership is determined, under Section 382 of the Internal Revenue Code of 1986, as amended;

    5. APPROVAL OF TERMS OF PREFERRED STOCK. To approve the terms and conditions of the Company's preferred stock to be issued pursuant to a rights offering to the Company's shareholders and pursuant to a private offering; and

    6. OTHER BUSINESS. To transact such other business as may properly come before the Meeting or any adjournment thereof.

  ONLY PERSONS WHO ARE HOLDERS OF STOCK OF THE COMPANY (THE "SHAREHOLDERS") AT THE CLOSE OF BUSINESS ON MARCH 31, 1997 ARE ENTITLED TO NOTICE OF AND TO VOTE IN PERSON OR BY PROXY AT THE MEETING OR ANY ADJOURNMENT THEREOF.

  The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered and voted upon at the Meeting, and Shareholders are encouraged to read it in its entirety.

  As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials will be mailed to Shareholders on or about April 28, 1997.

  Pursuant to the Company's Bylaws, nominations for election of individuals to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Company entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, must be made in writing and must be received by the President of the Company no more than sixty (60) days prior to any meeting of Shareholders called for the election of directors nor more than ten (10) days after the date the notice of such meeting is sent to Shareholders. If notice of such meeting is sent to Shareholders ten (10) days prior to such meeting, then notice by a Shareholder of intention to make a nomination to the Board of Directors must be given no later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification must contain the following information to the extent known to the notifying Shareholder:
(a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying Shareholder; and (e) the number of shares of voting stock of the Company owned by the notifying Shareholder. Nominations not made in accordance herewith may be disregarded by the Chairman of the Meeting, and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.

  IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                                          By Order of the Board of Directors

                                              A. Thomas Hickey
                                                  Secretary

Dated: April 28, 1997

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND  EXCHANGE  COMMISSION (THE  "COMMISSION")  OR ANY  STATE  SECURITIES
     COMMISSIONER  NOR  HAS  THE   COMMISSION  OR  ANY  STATE  SECURITIES
       COMMISSIONER PASSED UPON THE  ACCURACY OR ADEQUACY OF THIS PROXY
         STATEMENT. ANY REPRESENTATION TO  THE CONTRARY IS A CRIMINAL
           OFFENSE.

                          NATIONAL MERCANTILE BANCORP
                            1840 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067
                                (310) 277-2265

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS

                               MAY 29, 1997

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies ("Proxies") by the Board of Directors of National Mercantile Bancorp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held on May 29, 1997 at 7:00 p.m., local time, at Mercantile National Bank (the "Bank"), 1840 Century Park East, Main Floor, Los Angeles, California 90067, and at any adjournment thereof. Only persons who are holders of stock of the Company (the "Shareholders") at the close of business on March 31, 1997 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment thereof. Scott A. Montgomery and Robert E. Thomson, the designated proxy holders (the "Proxy Holders"), are directors of the Company. The Proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth below are proposals of the Company. It is expected that this Proxy Statement and the accompanying Notice and Form of Proxy will be mailed to Shareholders on or about April 28, 1997.

MATTERS TO BE CONSIDERED

  The matters to be considered and voted upon at the Meeting will be:

    1. ELECTION OF DIRECTORS. To elect five persons to the Board of Directors of the Company, to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The following persons are the Board of Directors' nominees:

              Robert E. Gipson       Scott A. Montgomery
              Alan Grahm             Robert E. Thomson
              Joseph W. Kiley III

    2. APPROVAL OF 1996 STOCK INCENTIVE PLAN. To approve the Company's 1996 Stock Incentive Plan (the "1996 Plan");

    3. APPROVAL OF REVERSE STOCK SPLIT. To approve a 9.09 to 1 reverse stock split ("Reverse Stock Split") by reducing the number of outstanding shares (but not the authorized) of the Company's common stock;

  THESE SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE SECURITIES
    AND EXCHANGE  COMMISSION (THE  "COMMISSION")  OR ANY  STATE SECURITIES
      COMMISSIONER  NOR  HAS  THE  COMMISSION OR  ANY  STATE  SECURITIES
        COMMISSIONER  PASSED UPON  THE  ACCURACY OR  ADEQUACY OF  THIS
          PROXY STATEMENT.  ANY REPRESENTATION TO THE  CONTRARY IS A
            CRIMINAL OFFENSE.

    4. APPROVAL OF TRANSFER RESTRICTION. To approve a restriction to prohibit, until May 31, 2000, the transfer of shares of common or preferred stock currently outstanding or issued in the future by the Company (the "Transfer Restriction"), to any person (with certain exceptions for prior contractual obligations of the Company) if such person is or would become by reason of such transfer the beneficial owner of more than 4.5% of the Company's stock as the term "stock" is defined, and such ownership is determined, under Section 382 of the Internal Revenue Code of 1986, as amended ("Section 382");

    5. APPROVAL OF TERMS OF PREFERRED STOCK. To approve the terms and conditions of the Company's preferred stock to be issued pursuant to a rights offering to the Company's shareholders and pursuant to a private offering; and

    6. OTHER BUSINESS. To transact such other business as may properly come before the Meeting or any adjournment thereof.

VOTING AND REVOCABILITY OF PROXIES

  A form of Proxy (the "Proxy") for voting shares at the Meeting is enclosed. The Proxy must be signed and dated by the Shareholder of record. Any Shareholder who executes and delivers a Proxy has the right to revoke it at any time before it is exercised by (i) filing, with the Secretary of the Company, an instrument revoking it or a duly executed Proxy bearing a later date, or (ii) voting in person at the Meeting. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS. In the event that the management of the Company desires to solicit votes relating to the Proposals, any Proxy voted for or against Proposals 3, 4 or 5 will be used to vote for adjournment pursuant to discretionary authority.

SOLICITATION OF PROXIES

  The cost of soliciting Proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the Company's common stock (the "Common Stock") and such persons will be reimbursed for their reasonable expenses. Proxies may be solicited by directors, officers and regular employees of the Company and its wholly owned subsidiary, Mercantile National Bank (the "Bank"), in person or by telephone or telegraph, for which such persons will receive no special compensation.

  The Company has retained Kissel-Blake Inc., 110 Wall Street, New York, New York 10005 to assist in the solicitation of Proxies for a fee of approximately $4,000, plus reimbursements of reasonable out-of-pocket expenses incurred in connection with this solicitation. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the solicitation of Proxies if the Board of Directors of the Company determines that it is advisable.

OUTSTANDING SECURITIES AND VOTING RIGHTS

  The authorized and outstanding capital of the Company consists of (i) 10,000,000 shares of Common Stock, of which 3,078,146 shares were issued and outstanding on the Record Date and (ii) 1,000,000 shares of preferred stock (the "Preferred Stock"), none of which were issued and outstanding on the Record Date. A majority of the outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting.

  Each Shareholder will be entitled to one vote, in person or by proxy, for each share of the Company's Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the vote of the Shareholders, except that in connection with the election of directors such Shareholder shall be entitled to vote his or her shares cumulatively. Cumulative voting entitles a Shareholder to cast that number of votes equal to the number of directors to be elected multiplied by the number of votes to which the Shareholder's shares are entitled, and to give one nominee all of such votes or to distribute such votes between two or more nominees as such Shareholder sees fit. No Shareholder is entitled to cumulate votes unless such nominee's name has been properly placed in nomination prior to the vote and the Shareholder has given notice at the Meeting and before the voting, of his or her intention to vote shares cumulatively. If any Shareholder has given such notice, all Shareholders may cumulate their votes for nominees. The Proxy holders may, in their discretion, cumulate votes pursuant to the Proxies for any one or more nominees. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

  The affirmative vote of the holders of a plurality of the votes of the shares present in person or represented by proxy at the Meeting is required for the election of directors. The affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote thereon is required for the approval of the 1996 Plan. The affirmative vote of a majority of outstanding shares is required for the approval of each of the Reverse Stock Split, the Transfer Restriction and the Terms of Preferred Stock. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted for the purpose of determining a quorum and therefore (a) neither will have any effect on Proposal 1, (b) abstentions will have the effect of a vote "against" Proposal 2 and (c) each will have the effect of a vote "against" Proposals 3, 4 and 5.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  The following table sets forth certain information regarding the shares of Common Stock beneficially owned as of the Record Date by (a) each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock of the Company, (b) each executive officer, director and nominee for director of the Company, (c) certain executive officers of the Bank, and (d) all directors and executive officers of the Company as a group.

                                                 NUMBER OF
                           NUMBER OF SHARES AND SHARES AFTER
   NAME AND ADDRESS OF     NATURE OF BENEFICIAL   REVERSE
   BENEFICIAL OWNER(1)         OWNERSHIP(2)     STOCK SPLIT  PERCENT OF CLASS(3)
   -------------------     -------------------- ------------ -------------------
9830 Investments No. 1,
 Ltd., a California
 limited partnership.....        287,615           31,640            9.3%
James F. Gardunio(4).....            -0-              -0-            --
Robert E. Gipson.........          1,000              110             *
Alan Grahm...............         80,993            8,910            2.6%
A. Thomas Hickey.........          1,000              110             *
Joseph W. Kiley III(5)...            -0-              -0-            --
Howard P. Ladd...........         57,827            6,361            1.9%
Scott A. Montgomery......          4,000(6)           440             *
Paddy C. Steffey(7)......            -0-              -0-            --
Robert E. Thomson........            625               68             *
Donald D. Thornburg(8)...            -0-              -0-            --
All directors and execu-
 tive officers as a group
 (11 persons)............        145,442           16,000            4.7%

----------

  * Less than one percent (1%).

 (1) The business address of each director and executive officer is c/o National Mercantile Bancorp, 1840 Century Park East, Los Angeles, California 90067. The business address of 9830 Investments No. 1, Ltd., a California limited partnership, is 9830 Wilshire Boulevard, Beverly Hills, California 90212. The business address of the Conrad Company is 3800 Dain Bosworth Plaza, 60 South Sixth Street, Minneapolis, MN 55402-1000.

 (2) Except as otherwise noted below, each person has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws where applicable.

 (3) Shares which the person has the right to acquire within sixty (60) days after the Record Date are deemed to be outstanding in calculating the percentage ownership of the person, but are not deemed to be outstanding in calculating the percentage ownership of any other person (or group).


 (4) Mr. Gardunio's employment with the Company and the Bank terminated on July 26, 1996.

 (5) Mr. Kiley's employment with the Company and the Bank commenced in August 1996.

 (6) Excludes 200,000 shares (pre Reverse Stock Split) which may be purchased by Mr. Montgomery upon exercise of an option which becomes exercisable on June 20, 1997.

 (7) Ms. Steffey's employment with the Bank terminated on August 31, 1995.

 (8) Mr. Thornburg's employment with the Company and the Bank terminated on August 31, 1995.

  Pursuant to the Private Purchase Agreement between Conrad Company, a bank holding company ("Conrad Company") and the Company, Conrad Company has agreed, subject to certain conditions, to purchase a minimum of $2.25 million, and a maximum of $4.95 million, of Preferred Stock. Assuming those conditions are satisfied and $9.0 million Preferred Stock is sold in the Offerings (as defined in this Proxy Statement), if Conrad Company purchases 2,045,455 shares (or 225,000 shares after the Reverse Stock Split), the minimum amount of Preferred Stock it has agreed to purchase, it would own 25% of the outstanding Preferred Stock (or 18.2% of Common Stock on an as converted basis), and if Conrad Company purchases 4,500,000 shares (or 495,000 shares after the Reverse Stock Split), the maximum amount of Preferred Stock it has agreed to purchase, it would own 55% of the outstanding Preferred Stock (or 40.0% of the Common Stock on an as converted basis). See "Proposal 5: Approval of the Terms of the Preferred Stock--Description of the Offerings."

  Pursuant to the Private Purchase Agreement between Wildwood Enterprises Inc. Profit Sharing Plan and Trust ("Wildwood Enterprises") and the Company, Wildwood Enterprises has agreed to purchase a minimum of $250,000, and a maximum of $550,000, of Preferred Stock. Assuming those conditions are satisfied and $9.0 million Preferred Stock is sold in the Offerings, if Wildwood Enterprises purchases 227,273 shares (or 25,000 shares after the Reverse Stock Split), the minimum amount of Preferred Stock it has agreed to purchase, it would own 2.8% of the outstanding Preferred Stock (or 2.0% of Common Stock on an as converted basis), and if Wildwood Enterprises purchases 500,000 shares (or 55,006 shares after the Reverse Stock Split), the maximum amount of Preferred Stock it has agreed to purchase, it would own 6.1% of the outstanding Preferred Stock (or 4.4% of Common Stock on an as converted basis).


                                   PROPOSALS

               PROPOSAL 1: NOMINATION AND ELECTION OF DIRECTORS

  The Company's Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than six (6) nor more than eleven (11). The number of directors is currently fixed at eight (8). Currently, there is one vacancy on the Board of Directors. The Company anticipates that the two seats remaining vacant after the Meeting will be filled by one nominee pursuant to the Settlement as described below and one nominee of Conrad Company. If the Conrad Company as a result of its stock ownership is entitled to nominate another nominee, Mr. Joseph Kiley, a current member of the Board, has indicated he will resign. The Company is engaged in a search for qualified persons to serve as members of the Board of Directors but has not located such persons at the present time.

  Pursuant to a settlement (the "Settlement") of a derivative and class action case commenced on or about October 7, 1992 by two of the Company's Shareholders, Messrs. Berlin and Zlotnick (collectively, the "plaintiff"), against the Company and certain of its directors and officers, the Company agreed that the membership of the Board of Directors would be changed so that there would be two (2) new members. One new member was scheduled to be chosen during the first year after the effective date of the settlement, June 2, 1995 (the "Effective Date"). A second new member would be chosen during the second year after the Effective Date. Both of the new directors would be independent of the present or former directors of the Company. Pursuant to the Settlement, each of the two new directors would be elected by the following process: (a) counsel for the plaintiff would submit a list to the then-existing Board of Directors of the Company of not less than two individuals (one of whom must be a person residing in the Los Angeles area), with business or professional backgrounds and who are willing to serve; and (b) the then-existing Board of Directors will attempt to select an individual from the list. The Board of Directors must vote on each list within sixty (60) days of receiving the list, and the Board of Directors may reject the entire list only for cause. The list would be submitted to the Board of Directors according to a predetermined schedule each of the two years, which may be modified by agreement of counsel for the Company and the plaintiff. Each such new member of the Board of Directors must be appointed to at least one important Board committee, as determined by mutual agreement. While the plaintiff did not supply a list of candidates during the period June 2, 1995 through June 1, 1996, the Company and the plaintiff's counsel agreed that the plaintiff's counsel would have the right to review and approve two candidates for the Board of Directors suggested by the Company or the plaintiff's counsel. Robert E. Gipson, a Company candidate, was approved by the plaintiff's counsel. The Company plans to continue to seek (and will consider candidates suggested by plaintiff's counsel) qualified candidates to serve as directors of the Company, which candidates will require bank regulatory approval as prescribed by Section 914 of the Financial Institution Reform, Recovery and Enforcement Act of 1989. Upon the approval of one more candidate by the plaintiff's counsel, the Company's obligation under the Settlement to add two (2) new members to the Board of Directors will be satisfied.

  Under the terms of the Private Purchase Agreement (see Proposal 5: Approval of the Terms of the Preferred Stock) with Conrad Company, following the purchase of the shares of Preferred Stock, the Company is obligated to use its reasonable best efforts to cause to be elected that number of persons designated by Conrad Company which Conrad Company or any affiliate thereof is entitled to elect based on cumulative voting in the election of directors. Such persons are subject to bank regulatory approval. Until Conrad Company has designated one or more directors or a designee of Conrad Company is otherwise a director of the Company, the Conrad Company is entitled to notice of and attendance at all regular meetings and special meetings of the Board of Directors. Based on a Board of Directors of the Company consisting of eight directors, Conrad Company will be entitled to have between 1 and 3 directors nominated depending on the percentage ownership Conrad Company acquires in the Private Offering (as defined herein).

  The following table sets forth certain information regarding the nominees. All of the persons identified below as current members of the Board of Directors have been nominated for re-election by the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified. All nominees for director have indicated their willingness to serve and, unless otherwise instructed, votes will be cast pursuant to the Proxies in such a way as to elect as many of the Board of Directors' nominees as possible under applicable voting rules. It is intended that each person elected a director of the Company also will be elected a director of the Bank. In the event that any of the nominees should be unable to serve as a director, the Proxy holders will vote for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected.

             NAME         AGE       POSITION WITH THE COMPANY AND THE BANK
             ----         ---       --------------------------------------
      Robert E. Gipson     50 Director
      Alan Grahm           74 Director
      Joseph W. Kiley III  41 Director, Executive Vice President and Chief
                              Financial Officer
      Scott A. Montgomery  55 Director; Executive Vice President and Chief
                              Administrative Officer of the Company and
                              President and Chief Executive Officer of the Bank
      Robert E. Thomson    55 Vice Chair

  ROBERT E. GIPSON is Principal of the law firm of Gipson Hoffman & Pancione, A.P.C. and has served in that capacity for more than five years. He has also been President of Corporate Management Group, Inc., a financial management company, since 1988. Mr. Gipson was elected a director of the Company and the Bank by the Board of Directors on October 2, 1996. Mr. Gipson is a trustee of Meyers Sheppard Investment Trust.

  ALAN GRAHM has served as Chairman of the Board of Trade Zone Connections (formerly Associated Sales), an import company, for more than five years. He has also been the owner of Bonny Doon Vineyards since 1981. Mr. Grahm has been a director of the Company since 1983 and a director of the Bank since 1982.

  JOSEPH W. KILEY III has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since August 1996. Prior thereto, from July 1992 to August 1996, he was Executive Vice President and Chief Financial Officer of Hancock Savings Bank, FSB, in Los Angeles. From June 1990 to June 1992 Mr. Kiley served as Executive Vice President-- Operations and Chief Financial Officer of Compensation Resource Group, Inc., a benefits consulting company, in Pasadena, California. Mr. Kiley has been a director since April 1997.

  SCOTT A. MONTGOMERY has served as President and Chief Executive Officer of the Bank since November 1995 and as Executive Vice President and Chief Administrative Officer of the Company since June 1996. Prior thereto, from September 1990 to September 1994, he was President and Chief Operating Officer of Cupertino National Bank, Cupertino, California. From September 1994 until November 1995, Mr. Montgomery was a consultant for various banks. Mr. Montgomery has been a director of Tracy Federal Bank F.S.B. ("Tracy Bank"), Tracy, California since March 1995 and has been the Vice Chairman of the Board of Directors since April 1996. Mr. Montgomery has been a director of the Company and the Bank since November 1995.

  ROBERT E. THOMSON is serving as Of Counsel at Jekel & Howard since August 1996. Mr. Thomson was an Executive Consultant from November 1995 until August 1996. Prior thereto, he has been an Executive Consultant to Sterling Forest Corporation ("Sterling"), a real estate development company, from August 1994 to August 1995, and served as Chairman of the Board and Chief Executive Officer of Sterling from January 1989 to August 1994. Mr. Thomson has served as a director of the Company since 1983 and of the Bank since 1982 and has served as Vice Chair of the Company and the Bank since June 1991. He also served as Interim Chief Executive Officer of the Bank from June to October, 1991 and as Interim President and Chief Executive Officer of the Bank from August to November 1995.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of the holders of a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting is required for the election of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.

             PROPOSAL 2: APPROVAL OF THE 1996 STOCK INCENTIVE PLAN

  General. The Board of Directors of the Company has adopted the 1996 Plan pursuant to which officers, directors, employees and independent contractors of the Company will be eligible to receive options to purchase shares of the Common Stock of the Company or other securities or benefits with a value derived from the value of the Common Stock of the Company.

  The purpose of the 1996 Plan is to enable the Company to attract, retain and motivate its officers, directors, employees and independent contractors by providing for or increasing their proprietary interests in the Company and, in the case of nonemployee directors, to attract such directors and further align their interests with those of the Company's Shareholders by providing for or increasing their proprietary interests in the Company.

  The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1996 Plan is 500,000 (55,005, after giving effect to the Reverse Stock Split), subject to adjustments to prevent dilution and to reflect the Reverse Stock Split. The 1996 Plan restricts the number of shares of Common Stock that may be issued to directors pursuant to awards granted to 125,000 (13,751, after giving effect to the Reverse Stock Split) in the aggregate.

  The description of the 1996 Plan provided below is qualified in its entirety by the full text of the 1996 Plan which is attached hereto as Appendix A.

  Administration. The 1996 Plan is administered by a committee of two or more disinterested directors appointed by the Board of Directors of the Company (the "Committee"), except that grants to nonemployee directors will be made by the Board of Directors pursuant to a predetermined formula. The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the 1996 Plan, the Committee has sole and absolute discretion in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including the exercise price and conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. Subject to limitations imposed by law, the Board of Directors may amend or terminate the 1996 Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the 1996 Plan of any rights thereunder without his consent. The expenses of administering the 1996 Plan will be borne by the Company.

  Terms of Awards. The 1996 Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative. The 1996 Plan provides that, any person elected or appointed to serve as a director of the Company on or after October 1, 1996, who is not employed by the Company (a "Nonemployee Director") and who has not previously served as a Nonemployee Director of the Company shall be granted, on the first business day following the later of the date of such election or appointment or the date the 1996 Plan is approved by the Shareholders, an option to purchase 5,000 shares of Common Stock (subject to adjustment for the Reverse Stock Split) without further action by the Committee. As of the date of the Meeting, only one director, Robert E. Gipson, will qualify for this award. In addition, on the first business day following the date of the annual meeting of shareholders held in 1998 (the "1998 Meeting"), all Nonemployee Directors who were directors on or after the effective date of the 1996 Plan and who are re-elected to the Board at the 1998 Meeting will be granted, without further action by the Committee, an option to purchase 2,500 shares of Common Stock. Nonemployee director options have an exercise price equal to the fair market value of such shares on the date of grant and are immediately exercisable.

  An award granted under the 1996 Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. Options granted to nonemployee directors must be exercised by the fifth anniversary of the date of grant. Any stock option granted to an employee may be a tax-benefited incentive stock option or a non-qualified stock option that is not tax-benefited. Awards to nonemployee directors may only be non-qualified stock options.

  An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by (a) delivering previously owned shares of capital stock of the Company or other property, (b) reducing the amount of shares or other property otherwise issuable pursuant to the award or (c) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price and any withholding taxes are payable in cash by nonemployee directors, although the Board of Directors at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment to the Company of proceeds from the sale of such shares.

  Pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors, certain officers and ten percent stockholders of the Company are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The 1996 Plan is designed to comply with Rule 16b-3.

  Awards may not be granted under the 1996 Plan after the tenth anniversary of the adoption of the 1996 Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the 1996 Plan.

  Federal Income Tax Treatment. The following is a brief description of the federal income tax treatment that generally will apply to awards made under the 1996 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of any award will depend on the specific nature of such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award which is payable in cash or otherwise.

  Pursuant to the 1996 Plan, participants may be granted options which are intended to qualify as incentive stock options. Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an incentive stock option. However, if the optionee sells the shares acquired upon the exercise of an incentive stock option at any time within (i) one year after the date of exercise of the option or (ii) two years after the date of grant of the option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value of the shares sold on the date of exercise over the exercise price of the option. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

  The grant of an option or other similar right to acquire stock that does not qualify for treatment as an incentive stock option generally is not a taxable event for the optionee. Upon exercise of the option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.

  Special rules will apply, however, if the optionee is subject to Section 16 of the Exchange Act. During any period of time (the "Section 16(b) Period") in which a sale of the stock acquired upon exercise of the option could subject such optionee to suit under Section 16, the optionee will not recognize ordinary income and the Company will not be entitled to a deduction. Upon the expiration of the Section 16(b) Period, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of the Section 16(b) Period) over the option exercise price. As described below, such an optionee may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to recognize ordinary income of the date of exercise, in which the case the Company would be entitled to a deduction at that time equal to the amount of the ordinary income recognized.

  Awards under the 1996 Plan also may include stock sales, stock bonuses or other grants of stock. Stock issued pursuant to these awards may be subject to certain restrictions. Pursuant to Section 83 of the Code, stock sold or granted under the 1996 Plan will give rise to taxable income at the earliest time at which such stock is not subject to a substantial risk of forfeiture or is freely transferable for purposes of Section 83. At that time, the holder will recognize ordinary income equal to the excess of the fair market value of the shares (determined as of such time) over the purchase price, and the Company will be entitled to a deduction equal to such amount. Holders may elect to report income upon receipt of the award rather than wait until the restrictions lapse. In such case, the holder has no additional income to report when the restrictions lapse. If the holder of the stock is a person subject to Section 16(b) and if the sale of the stock at a profit could subject such person to suit under Section 16(b), income will be recognized in accordance with the rules described above regarding stock issued to such persons upon the exercise of an option, unless the holder makes an election under Section 83(b) to recognize income on the date the stock issued.

  Awards may be granted under the 1996 Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. The Company may be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1996 Plan.

  The terms of the agreements pursuant to which specific awards are made under the 1996 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that amounts with respect to such awards may constitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any "excess parachute payment," and the Company will be denied any deduction with respect to such excess parachute payment.

  The Company intends to register under the Securities Act of 1933, as amended, the sale of the shares of its Common Stock pursuant to the 1996 Plan.

VOTE REQUIRED FOR APPROVAL

  This proposal requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1996 STOCK INCENTIVE PLAN.

                PROPOSAL 3: APPROVAL OF THE REVERSE STOCK SPLIT

  The Board of Directors has approved, and recommends that the Shareholders approve, the Reverse Stock Split. The Reverse Stock Split will reduce the number of outstanding (but not the authorized) shares of the Company's Common Stock through the filing of the Amended and Restated Articles of Incorporation (the "Restatement"), attached hereto as Appendix B.

  In connection with this proposal, Shareholders are encouraged to review the financial statements of the Company and management's discussion and analysis thereof contained in the Company's Registration Statement on Form S-2 with respect to the offering by the Company of nontransferable rights to purchase shares of Preferred Stock to the Shareholders of record on March 31, 1997 (the "Registration Statement") that is being distributed simultaneously with this Proxy Statement.

  The Articles of Incorporation authorize 10,000,000 shares of Common Stock, of which 3,078,146 shares were issued and outstanding on the Record Date and 1,000,000 shares of Preferred Stock, of which no shares were issued and outstanding on the Record Date. In addition, as of the Record Date, 279,175 shares were subject to outstanding options granted pursuant to the Company's 1983, 1990 and 1994 Stock Option Plans.

  DESCRIPTION OF THE REVERSE STOCK SPLIT. If the Reverse Stock Split is approved, it will become effective upon the filing of the Restatement with the California Secretary of State. At that time, each 9.09 shares of Common Stock outstanding ("Old Common Stock") shall be converted into one (1) share of fully paid Common Stock ("New Common Stock"), subject to the required payment for fractional shares, and the Company shall issue one (1) share of New Common Stock for each 9.09 shares of Old Common Stock outstanding on that date. From and after the date the Reverse Stock Split becomes effective, certificates representing shares of Old Common Stock shall be deemed to represent only the right to receive shares of New Common Stock and cash in lieu of any fractional share of New Common Stock to which an individual Shareholder would otherwise be entitled.

  The Company does not intend to issue fractional shares of New Common Stock but intends to pay, subject to regulatory approval, cash in lieu of any fraction of a share of New Common Stock which a Shareholder would otherwise be entitled to receive. Payment of cash in lieu of fractional shares may be deemed to be a dividend on the Common Stock. On October 25, 1995, the Company entered into a Memorandum of Understanding with the Federal Reserve Bank of San Francisco (the "Reserve Bank") which, among other things, requires the Company to refrain from paying or declaring any cash dividends without the prior approval of the Reserve Bank. The Company intends to seek the approval of the Reserve Bank to pay cash in lieu of fractional shares if the Reverse Stock Split is approved. A special three (3) member Pricing Committee of the Board of Directors has been formed for the sole purpose of determining on behalf of the Company the amount to be paid to the shareholders in lieu of fractional shares. The amount to be paid in lieu of fractional shares will be based on the market price of the Old Common Stock at the time the Reverse Stock Split is effected. On April 9, 1997, the closing sale price of the Common Stock as reported by the Nasdaq Stock Market was $1.50. The Company estimates that it will cost approximately $1,000 to pay for fractional shares.

  REASONS FOR THE REVERSE STOCK SPLIT. The Private Offering (as defined below) is conditioned upon the Reverse Stock Split occurring. Thus, before the Private Offering may be consummated, the Reverse Stock Split must be approved and consummated. The number of authorized shares of the Company's Common Stock will not be changed by the proposed Reverse Stock Split and, consequently, the Company would be able to issue a substantial number of additional shares of Common Stock without further Shareholder approval. Although the Board of Directors does not have any present plans to issue additional shares of Common Stock (other than shares of Common Stock into which the Preferred Stock may be converted), it believes it is desirable for the Company to have additional authorized but unissued Common Stock to provide flexibility to act promptly with respect to acquisitions, public and private financings and for other appropriate purposes. Such availability will eliminate the delays and expense which otherwise might be incurred if Shareholder approval were required for certain transactions involving the issuance of securities.

  The Board of Directors believes that it is difficult to attract new investors to the Company due to the fact that the Common Stock trades at a relatively low price (generally less than $1.50 per share). Institutional investors are typically restricted from investing in companies whose stocks trade at relatively low prices per share. Brokers also are sometimes subject to internal restrictions on their ability to recommend lower-priced stocks because of the general presumption that such stocks may be highly speculative. Further, stock which trades in the trading range of the Company's Common Stock may not be marginable. In addition, an increase in market price per share would enable continued listing of the Company's Common Stock on the Nasdaq Stock Market, which requires a per share sales price of $1.00 per share. The Board of Directors believes that the Reverse Stock Split may have the effect of increasing the market price per share of the Company's Common Stock. An increase in the per share price of Company's Common Stock may, over time, alleviate some or all of these conditions, although such alleviation cannot be assured. Shareholders should be aware that the Reverse Stock Split may result in a decrease in the trading volume of the Company's Common Stock due to the decrease in the number of outstanding shares.

  Finally, in connection with the Bank's restructure of its lease for its headquarters, the Company issued to the Bank's landlord a seven-year warrant (the "Warrant") to purchase up to 9.9% of the outstanding shares of Company capital stock at the lower of $1.50 per share ($13.64 after giving effect to the Reverse Stock Split) or the lowest price at which such shares are offered in a public offering (with certain exceptions) or may be purchased by any other person pursuant to an option, warrant or other right granted by the Company (with certain exceptions) on or before December 31, 1997. If the Reverse Stock Split does not occur, and the Company proceeds with the Offerings (as defined below), the Company would be required to sell to the Bank's landlord Preferred Stock at $1.50 per share as opposed to the $10.00 per share price contemplated by the Offerings or would be required to seek shareholder approval to authorize additional shares of Preferred Stock so as to sell more shares of Preferred Stock in the Offerings at $1.50 per share.

  EFFECT OF THE REVERSE STOCK SPLIT. The principal effect of the Reverse Stock Split will be to decrease the number of shares of Common Stock outstanding from approximately 3,078,146 shares to approximately 338,630 shares. The Common Stock to be issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The voting and other rights of holders of Common Stock will not be altered by the Reverse Stock Split.

  Under the terms of the Company's 1983, 1990 and 1994 Stock Option Plans and the 1996 Plan, the Reverse Stock Split will reduce the number of shares reserved for issuance under those Plans by a factor of 9.09, will reduce the number of shares to be issued upon the exercise of outstanding options thereunder by a factor of 9.09 and will increase the exercise price of outstanding options by a factor of 9.09.

  The Company does not anticipate that the Reverse Stock Split will result in any material reduction in the number of holders of Common Stock. Although the outstanding shares will be reduced if the Reverse Stock Split is approved by the Shareholders, the total number of shares of Common Stock authorized for issuance will not be affected.

  EXCHANGE PROCEDURES. If the Reverse Stock Split is approved and effected, Shareholders will be required to deliver to the Company's exchange agent certificates representing their shares of Old Common Stock outstanding immediately prior to the time the Reverse Stock Split becomes effective against which the exchange agent would issue promptly a certificate representing such shareholder's shares of New Common Stock and would deliver promptly a check for the amount necessary to pay such shareholder for any fraction of a whole share of New Common Stock to which an individual Shareholder is entitled. The Company does not anticipate there will be any impact on the Shareholders' ability to sell shares of Common Stock subsequent to the approval of the Reverse Stock Split but prior to the receipt of the shares of the New Common Stock. DO NOT SEND ANY STOCK CERTIFICATES TO THE COMPANY OR TO THE EXCHANGE AGENT NOW. NOTIFICATION OF THE DETAILED PROCEDURES FOR EFFECTING THE EXCHANGE IF THE RESTATEMENT AND REVERSE STOCK SPLIT ARE APPROVED AND EFFECTED WILL BE PROVIDED AT A LATER DATE.

  FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the material anticipated federal income tax consequences of the Reverse Stock Split to Shareholders of the Company. This summary is based upon federal income tax laws now in effect and as currently interpreted. It does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Stock Split. THE FOLLOWING DISCUSSION IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME TAX AND OTHER LAWS.

  The Company believes that the Reverse Stock Split will be a tax-free recapitalization to the Company and its Shareholders. If the Reverse Stock Split qualifies as a recapitalization under Section 386(a)(1)(E) of the Code, a Shareholder of the Company who exchanges his or her Old Common Stock solely for New Common Stock should recognize no gain or loss for federal income tax purposes. A Shareholder's aggregate tax basis in his or her shares of New Common Stock received from the Company should be the same as his or her aggregate tax basis in the Old Common Stock exchanged therefor. The holding period of the New Common Stock received by such Shareholder should include the period during which the Old Common Stock surrender in exchange therefor was held, provided all such Old Common Stock was held as a capital asset on the date of the exchange.

  Shareholders who receive cash in lieu of fractional shares of New Common Stock will be treated as having received a cash payment in exchange of their fractional shares of New Common Stock. If the transaction qualifies as a "sale or exchange" under the rules of Section 302 of the Code, such Shareholders will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares of New Common Stock that they otherwise would have received. The application of Section 302 will be determined on a Shareholder-by-Shareholder basis. For any Shareholder not qualifying for "sale or exchange" treatment under Section 302 with respect to the payment for fractional shares, the payment will be treated for income tax purposes as a distribution by the Company to such persons with respect to their shares.

  MISCELLANEOUS. The Board of Directors may abandon the proposed Reverse Stock Split at any time before or after the Meeting and prior to the filing of the Restatement if for any reason the Board of Directors deems it advisable to do so. In addition, the Board of Directors may make any and all changes to the Restatement that it deems necessary to file the Restatement with the California Secretary of State and give effect to the Reverse Stock Split.

TEXT OF THE RESTATEMENT

  The text of the Restatement which would effect the Reverse Stock Split (in addition to other changes described below) is attached hereto as Appendix B and is incorporated herein by this reference. Shareholders are urged to read the Restatement in its entirety.

VOTE REQUIRED FOR APPROVAL

  Approval of the Reverse Stock Split requires the affirmative vote of a majority of the outstanding shares of Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE REVERSE STOCK SPLIT.

               PROPOSAL 4: APPROVAL OF THE TRANSFER RESTRICTION

  The Board of Directors has approved, and recommends that the Shareholders approve, a restriction which would prohibit the transfer of shares of Common Stock and Preferred Stock currently outstanding or issued in the future by the Company, to any person (other than persons to whom the Company is contractually obligated on or before the date of issuance (the "Date of Issuance") of the Preferred Stock in the Offerings (as defined herein) to transfer up to 4.9% of the Company's Stock) if such person is or would become by reason of such transfer the beneficial owner of more than 4.5% (or 4.9% as described above) of the Company's stock as the term "stock" is defined, and such ownership is determined, under Section 382. The certificates evidencing any newly issued shares of capital stock of the Company will contain a legend reflecting the terms of the Transfer Restriction. If Scott A. Montgomery exercises options granted to him pursuant to his Employment Agreement, the Company is contractually obligated to transfer no more than 4.9% of the Company's Common Stock to Mr. Montgomery for three years following the Date of Issuance. In addition, the Company is contractually obligated under certain circumstances to transfer up to 4.9% of the Company's Common Stock to the Bank's landlord pursuant to the Warrant. The Transfer Restriction will expire
(i) on or after three years from the Date of Issuance or (ii) upon the occurrence of any transaction in which holders of all outstanding shares of capital stock receive, or are offered the opportunity to receive, cash, stock or other property for all such shares and upon the consummation of which the acquiror will own at least a majority of the outstanding shares of capital stock. In addition, the Board of Directors of the Company is expressly empowered to waive application of the Transfer Restriction to any specific transaction provided that such waiver is by resolution of the Board of Directors duly considered and approved by at least a majority of the Board of Directors prior to any such transfer of stock. The Transfer Restriction automatically expires with respect to a transaction where a person offers to purchase a majority of the outstanding shares of the Company's capital stock. Thus, the Transfer Restriction should not impede a person's ability to acquire the Company.

  REASONS FOR TRANSFER RESTRICTION. The Company currently has substantial tax net operating loss carryforwards ("NOLs"), consisting of approximately $22 million and $12 million for federal and California State tax purposes, respectively. Section 382 restricts a corporation's use of NOLs upon a change in ownership as defined in Section 382. A corporation that undergoes a "change of ownership" pursuant to Section 382 of the Code is subject to limitations on the amount of its net operating loss carryforwards which may be used in the future. In addition, the use of certain other deductions attributable to events occurring in periods before such an ownership change, that are claimed within the five year period after such ownership change, may also be limited (such deductions, together with net operating loss carryforwards, "pre-change losses"). If a "change in ownership" for income tax purposes occurs, the Company's ability to use "pre-change losses" could be postponed or reduced, possibly resulting in accelerated or additional tax payments which, with respect to tax periods beyond 1996, could have an adverse impact on the Company's financial position or results of operations. The Board of Directors wishes to avoid any limitation under Section 382 on the use of these NOLs, and it believes it is in the best interests of the Company and the Shareholders to impose a restriction on the transfer of shares of capital stock of the Company to help avoid a change in ownership under Section 382.

TEXT OF THE RESTATEMENT

  The text of the Restatement, which includes the Transfer Restriction, is attached hereto as Appendix B. Shareholders are urged to read the Restatement in its entirety.

VOTE REQUIRED FOR APPROVAL

  Approval of the Transfer Restriction requires the affirmative vote of a majority of the outstanding shares of Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE TRANSFER RESTRICTION.

           PROPOSAL 5: APPROVAL OF THE TERMS OF THE PREFERRED STOCK

  The Board of Directors has approved, and recommends that the Shareholders approve, the terms of Preferred Stock to be issued in connection with the Offerings.

  DESCRIPTION OF THE OFFERINGS. Pursuant to a Prospectus dated April , 1997 (the "Prospectus"), the Company is distributing to the Shareholders of record at the close of business on March 31, 1997 (the "Rights Date"), nontransferable rights (the "Rights") to subscribe for and purchase up to $5.5
million (   shares) of 6.5% noncumulative convertible preferred stock, $10.00
stated value, at a price of $   per share (the "Subscription Price"), subject
to reduction by the Company under certain circumstances (the "Rights Offering"). Shareholders will receive one Right for each share of Common Stock held as of the Rights Date. Holders of Rights (the "Rights Holders") may
exercise their Rights until 5:00 p.m., Pacific time, on            , 1997,
unless extended by the Company (the "Expiration Time"). Each Right entitles the Rights Holder to subscribe for 1.624 shares of Preferred Stock (the "Basic Subscription Privilege"). Each Rights Holder who elects to exercise the Basic Subscription Privilege in full also will be eligible to subscribe at the Subscription Price for 0.376 share of Preferred Stock for each Right held, that are not otherwise subscribed for pursuant to the exercise of the Basic Subscription Privilege and are not purchased by the Private Purchasers (defined below) pursuant to the Private Offering (defined below), subject to availability, proration and reduction by the Company under certain circumstances. All shares issued to Rights Holders will be sold at the same price. Upon approval of the terms of the Preferred Stock, the rights of holders of Common Stock with respect to liquidation will be subordinate to that of the holders of Preferred Stock. See "Proposal 5: Approval of the Terms of Preferred Stock--Principal Terms of the Preferred Stock--Liquidation Rights." Depending upon the degree to which the Rights Holders exercise the Basic Subscription Privilege and Oversubscription Privilege, they will experience a minimum dilution of 18% (assuming shares are available pursuant to the Oversubscription Privilege) and a maximum dilution of 72% (assuming no rights are exercised) in their voting rights and in their proportional interest in any future net earnings of the Company due to the Private Purchasers Minimum Obligation (defined below) and the Minimum Standby Obligation (defined below).

  Pursuant to a private offering exemption from the registration requirements of the Securities Act of 1933, as amended, the Company entered into purchase agreements (the "Private Purchase Agreements") with Conrad Company and Wildwood Enterprises (collectively, the "Private Purchasers"). The Private Purchasers have severally agreed, subject to certain conditions, to purchase and the Company has agreed to sell, in the aggregate,
up to $5.5 million (   shares) (the "Maximum Private Offering") of Preferred
Stock (i.e. $5.0 million for Conrad Company and $500,000 for Wildwood Enterprises Inc. Profit Sharing Plan and Trust) at a purchase price equal to the lower of $1.10 per share (equal to $10.00 after giving effect to the Reverse Stock Split) or the Subscription Price (the "Private Purchasers Price"), subject to reduction under certain circumstances. The Company has guaranteed the availability of an aggregate minimum of $2.5 million ( shares) of Preferred Stock to the Private Purchasers (i.e. $2.25 million to the Conrad Company and $250,000 to Wildwood Enterprises Inc. Profit Sharing Plan and Trust) at the Private Purchasers Price (the "Private Purchasers Minimum Obligation") irrespective of the number of shares available after the exercise of the Basic Subscription Privilege. The offer and sale of shares pursuant to the Private Purchase Agreements is hereinafter referred to as the "Private Offering." The Company has agreed to pay up to $150,000 for expenses of Conrad Company incurred in connection with the Private Offering.

  There has been no relationship between the Company and either the Private Purchasers or the Standby Purchasers. However, there have been contacts between the Company and affiliates of the Conrad Company (the "Pohlad Organization") for several years. The Pohlad Organization considered participating in the offering by the Company of additional stock completed in February 1990. The Pohlad Organization decided not to participate in the offering.

  In late 1995, the Company changed management, the Southern California economy began to improve and the Company hired Sutro & Co. to explore possible alternatives which included raising additional capital or selling the Company. After a lengthy period, Sutro & Co. was unable to identify a viable purchaser. The Company began discussions with the Pohlad Organization in February of 1996, which resulted in the signing of the Private Purchase Agreement in February of 1997.

  Following the unsuccessful attempts to sell or recapitalize, the Company made a decision to hire an investment banker who had an established record of successful recapitalizations in the Southern California market. After extensive interviews with a number of firms, Sandler O'Neill was selected by the Board.

  The Company has entered into purchase agreements (the "Standby Purchase Agreements") pursuant to which certain institutional investors (the "Standby Purchasers") have severally agreed, subject to certain conditions, to purchase
$2.5 million (   shares) of Preferred Stock at the Subscription Price, to the extent available after the exercise of the Basic Subscription Privilege, the Private Offering and the exercise of the Oversubscription Privilege (the "Standby Purchase Offering"). The Standby Purchasers have agreed to purchase and the Company has guaranteed the availability of an aggregate minimum of
$1.0 million (   shares) of Preferred Stock at the Subscription Price if a
sufficient number of shares of Preferred Stock is not available after the exercise of the Basic Subscription Privilege, the Private Offering and the exercise of the Oversubscription Privilege (the "Minimum Standby Obligation"). The Rights Offering and the Standby Purchase Offering may sometimes be referred to collectively as the "Public Offering." The Public Offering and the Private Offering may sometimes be referred to collectively as the "Offerings." The minimum amount to be raised in the Offerings will be $8.0 million (assuming no rights are exercised in the Rights Offering), consisting of
$5.5 million (   shares) of Preferred Stock purchased by the Private
Purchasers and $2.5 million (   shares) of Preferred Stock purchased by the
Standby Purchasers. The maximum amount to be raised in the Offerings will be $9.0 million, consisting of $5.5 million pursuant to the Rights Offering, $2.5
million (   shares) of Preferred Stock purchased by the Private Purchasers and
$1.0 million (   shares) of Preferred Stock purchased by the Standby
Purchasers.

  The primary purposes of the Offerings are to enable the Company to downstream sufficient capital to the Company's wholly-owned subsidiary, Mercantile National Bank (the "Bank"), to comply with the capital requirements of formal regulatory agreements entered into between the Bank and the Office of the Comptroller of the Currency and the Company and the Federal Reserve Bank of San Francisco and to facilitate the implementation of the business strategies of the Company and the Bank. Proceeds from the Offerings will not be used to pay dividends on the Preferred Stock.

  The Restatement sets forth the terms and conditions of the Preferred Stock which will enable the Company to consummate the Offerings and raise required capital. For a detailed description of the Offerings, see the Prospectus.

PRINCIPAL TERMS OF THE PREFERRED STOCK

  The following summary description of the terms of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Restatement, a copy of which is filed as Appendix B hereto. Shareholders are urged to read the Restatement in its entirety.

  General. The Preferred Stock, upon issuance in the Offerings against full payment of the purchase price therefor, will be fully paid and nonassessable, and will have the terms as described below. The rights of holders of shares of Preferred Stock will be subordinate to the rights of general creditors and there is no sinking fund with respect to the Preferred Stock nor any other obligation of the Company to redeem or retire the Preferred Stock. Unless redeemed by the Company or converted, the Preferred Stock will be perpetual. The Private Purchasers and Standby Purchasers have certain additional rights with respect to their shares of Preferred Stock.

  Dividends. The terms of the Preferred Stock provide that dividends may be paid commencing two years after the Date of Issuance. Holders of shares of Preferred Stock will be entitled to receive, if, when and as declared by the Board of Directors of the Company out of assets of the Company legally available for payment, non-cumulative cash dividends, payable quarterly on the day of January, April, July, and October in each year, with respect to the three months then ending, at the rate of 6.5% per share per annum, before any distribution by way of dividend or otherwise shall be declared or paid upon, or set apart, for the shares of Common Stock or any other class of shares of the Company ranking junior to the Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution or winding up of the Company ("Junior Stock"). Each such dividend will be payable to holders of record as they appear on the books of the Company on or about the fifteenth day of the month preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. The amount of dividends payable for each quarterly dividend period shall be computed by dividing by four the dividend due on the basis of the 6.5% annual rate. Dividends payable on the Preferred Stock for any period shorter than a full three months shall be computed on the basis of 30-day months and a 360-day year.

  Notwithstanding the foregoing, the Company may not pay dividends unless the Bank is in full compliance with federal regulatory capital requirements, the Company and the Bank are permitted to pay dividends by their regulators and the Company meets the Retained Earnings Test. The ability of the Company to pay dividends on the Preferred Stock will depend on the Company's ability to obtain funds for such purpose from the Bank. The Company has no funds otherwise available for the payment of dividends. Both the Bank's ability to pay dividends to the Company and the Company's ability to pay dividends on the Preferred Stock are subject to significant regulatory restrictions. Dividends on the Preferred Stock will not accumulate. The Company is unable to assess at this time its ability to pay dividends in the immediate future.

  No dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, such class or series of stock ranking on parity with the Preferred Stock as to dividends) may be paid upon, or declared or set apart for, any class or series of stock ranking on a parity with the Preferred Stock as to dividends, for any dividend period, prior to two years after the Date of Issuance, and thereafter, unless there shall be or have been declared on the Preferred Stock dividends for the then current quarterly period coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor. Except with respect to the foregoing, for a period of two years after the Date of Issuance and thereafter, whenever full quarterly dividends are in arrears for the Preferred Stock for a current dividend period, the Company may not declare or pay or set aside for payment dividends or make any other distributions (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Junior Stock or Parity Stock (as defined below)) (i) on any Junior Stock or (ii) on any shares of stock ranking on a parity (whether as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock ("Parity Stock"). In addition, the Company may not redeem or purchase or otherwise acquire for consideration shares of any Junior Stock or Parity Stock unless in exchange for shares of Junior Stock or Parity Stock. Dividends on the Preferred Stock are not cumulative.

  Voting. The Preferred Stock will vote together with the Common Stock on all matters submitted to a vote of the holders of the Common Stock, with voting power equal to the number of shares of Common Stock into which the Preferred Stock is then convertible. In addition, the Preferred Stock will have the right to vote as a separate class with respect to (a) the authorization of any additional shares of Preferred Stock or the authorization or issuance of any class or series of the Company's capital stock which would rank senior to or on a parity with the Preferred Stock as to distribution of (i) assets upon the liquidation or dissolution, voluntary or involuntary, of the Company or (ii) dividends, (b) any other action to amend, alter or repeal any provisions of the Restatement so as to adversely affect the rights, preferences and privileges of the Preferred Stock or the holders thereof or waive any of the rights granted to the holders of the Preferred Stock, (c) amend, alter or repeal any of the provisions of the restatement, or the bylaws of the Company with respect to the election of directors by cumulative voting or (d) the issuance of any authorized shares of the Preferred Stock except in connection with the Offerings or pursuant to the Warrant. Except as required by law, the Preferred Stock, will not have special voting rights in the event of a default on the payment of dividends.

  Conversion. Each share of the Preferred Stock will be immediately convertible at the option of the holder thereof at the initial rate of one share of Common Stock for each share of Preferred Stock based on an initial conversion price of $10.00 per share which shall be subject to adjustment for any stock dividend or stock split or other recapitalization involving the Common Stock or the consolidation or merger of the Company or the sale of all or substantially all of the Company's assets. No adjustment or allowance will be made for dividends on shares of Preferred Stock surrendered for conversion whether declared or otherwise. To exercise the conversion privilege with respect to any shares of Preferred Stock, the holder thereof shall surrender the certificate or certificates therefor to the transfer agent of the Company for the Preferred Stock, duly endorsed to the Company in blank for transfer, accompanied by written notice of election to convert such shares of Preferred Stock or a portion thereof executed on the form set forth on such certificates or on such other form as may be provided from time to time by the Company. As soon as practicable after the surrender of such certificates, the Company shall cause to be issued and delivered to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares. No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price (as defined in the Restatement) per share of Common Stock as of the close of business on the day of conversion. Such conversion shall be deemed to have been effected on the date on which the certificates for such shares of Preferred Stock have been surrendered as provided above, and the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on such date the holder of record of the shares represented thereby.

  In the event the Company shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Preferred Stock have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of such shares of Preferred Stock such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect to any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus that such earnings or earned surplus only to the extent are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Company.

  Liquidation Rights. The Preferred Stock will be entitled to, prior to any distribution to holders of the Company's other capital stock, $10.00 per share upon any liquidation, dissolution or winding up of the Company, plus an amount equal to any declared but unpaid dividends (the "Liquidation Amount"). In the event of either an involuntary or a voluntary liquidation or dissolution of the Company payment shall be made to the holders of shares of Preferred Stock in an amount equal to the Liquidation Amount before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class or series of capital stock of the Company ranking junior to the Preferred Stock with respect to payment upon dissolution or liquidation of the Company. If upon any liquidation or dissolution of the Company the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock and any other class or series of capital stock ranking on a parity with the Preferred Stock as to payments upon dissolution or liquidation of the Company the full amounts to which they respectively shall be entitled, then such assets or the proceeds thereof shall be distributed amount such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After the payment of such amounts, the Preferred Stock will not be entitled to any further payment. The liquidation rights of the Preferred Stock will be subordinate to all indebtedness of the Company.

  At any time, in the event of the merger or consolidation of the Company into or with another company or the merger or consolidation of any company into or with the Company or plan of exchange between the Company and any other company (in which consolidation or merger or plan of exchange any shareholders of the Company receive distributions of cash or securities or other property) or the sale, transfer or other disposition of all or substantially all of the assets of the Company, then, such transaction shall be deemed, solely for purposes of determining the amounts to be received by the holders of the Preferred Stock in such merger, consolidation, plan of exchange, sale, transfer or other disposition, and for purposes of determining the priority of receipt of such amounts as between the holders of the Preferred Stock and the holders of other class or series of capital, stock, to be a liquidation or dissolution of the Company.

  Redemption. The Preferred Stock will be redeemable by the Company, in whole or in part, at the option of the Company at any time after three years from the Date of Issuance (the "Beginning Redemption Date"), at a redemption price
per share in cash equal to 105% of the original purchase price of $   per
share, plus declared but unpaid dividends. The applicable percentage of the original purchase price will decline by one percentage point every anniversary of the Beginning Redemption Date thereafter until five years after the Beginning Redemption Date, and thereafter the Preferred Stock may be redeemed at 100% of the original purchase price per share, plus declared but unpaid dividends. If less than all of the outstanding shares of Preferred Stock are redeemed, the Company will select the shares to be redeemed by lot, pro rata (as nearly may be determined), or in such other equitable manner as the Board of Directors of the Company may determine.

  In no event shall the Company redeem less than all the outstanding shares of the Preferred Stock, unless dividends for the then-current dividend period (without accumulation of any accrued and unpaid dividends for prior dividend periods unless previously declared and without interest) to the date fixed for redemption shall have been declared and paid or set apart for payment on all outstanding shares of Preferred Stock; provided, however, that the foregoing shall not prevent, if otherwise permitted, the purchase or acquisition by the Company of shares of Preferred Stock pursuant to a tender or exchange offer made on the same terms to holders of all the outstanding shares of Preferred Stock and mailed to the holders of record of all such outstanding shares at such holders' addresses as the same appear on the books of the Company; and provided further that if some, but less than all, of the shares of Preferred Stock are to be purchased or otherwise acquired pursuant to such a tender or exchange offer and the number of such shares so tendered exceeds the number of shares so to be purchased or otherwise acquired by the Company, the shares of Preferred Stock so tendered shall be purchased or otherwise acquired by the Company on a pro rata basis (with adjustments to eliminate fractions) according to the number of such shares duly tendered by each holder so tendering shares of Preferred Stock for such purchase or exchange. If less than all of the outstanding shares of Preferred Stock are to be redeemed, the Company will select the shares to be redeemed by lot, pro rata (as nearly may be determined), or in such other equitable manner as the Board of Directors of the Company may determine.

  Notice of such redemption shall be given by first-class mail, postage paid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Company. Each such notice shall state:
(i) the date as of which the redemption shall occur; (ii) the total number of shares of Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) that the shares of Preferred Stock called for redemption may be converted at any time prior to the date fixed for redemption; (v) the applicable conversion price or rate;
(vi) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (vii) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date.

  There is no sinking fund requirement for redemption of the Preferred Stock.

  Preemptive Rights. Rights Holders and the Standby Purchasers who receive shares of Preferred Stock in the Public Offering shall not have any preemptive right to acquire any unissued shares of any stock of the Company, now or hereafter authorized, or any other securities of the Company, whether or not convertible into shares of stock of the Company or carrying a right to subscribe to or acquire any such shares of stock. Pursuant to the terms of the Private Offering, Conrad Company, a Private Purchaser, shall have a right of first refusal, under certain circumstances, to acquire additional shares of capital stock of the Company upon the same terms and conditions pursuant to which the Company may propose to offer shares of its capital stock for sale in the future.

  Transfer Restriction. The Preferred Stock will contain restrictions on transfer. See Proposal 4 discussed above.

REGISTRATION RIGHTS

  Pursuant to the terms of the Registration Rights Agreement between Conrad Company and the Company, Conrad Company is entitled to two requests that the Company register, and the Company is obligated to file registration statements under the Securities Act covering, shares of Common Stock owned by the Conrad Company at the time of the request (the "Registrable Securities"). The Conrad Company also has the right to request that the Company include the Registrable Securities in any registration statement proposed to be filed by the Company for its own account and/or upon the request or for the account of any securityholder, subject to certain limitations with respect to the number of Registrable Securities that may be included. Pursuant to a Registration Rights Agreement between Wildwood Enterprises and the Company, Wildwood Enterprises has the right to request that the Company include the securities of the Company held by Wildwood Enterprises in any registration statement proposed to be filed by the Company for its own account or upon the request or for the account of any securityholder, subject to certain limitations with respect to the number of securities that may be included. The Company does not believe that costs incurred in connection with such registration will be material.

VOTE REQUIRED FOR APPROVAL

  Approval of the terms of the Preferred Stock contained in the Restatement requires the affirmative vote of a majority of the outstanding shares of Common Stock.

REASONS FOR SEEKING SHAREHOLDER APPROVAL

  Approval of the terms of the Preferred Stock is not required under California law. The Company is seeking Shareholder approval of the terms of the Preferred Stock because it is contractually required under the terms of the Private Purchase Agreements. The Board of Directors intends to abide by the vote of the Shareholders, irrespective of the outcome.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE TERMS OF THE PREFERRED STOCK.

                       DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information regarding the executive officers and directors of the Company and the Bank (who are not nominees for the Board of Directors described above):

            NAME       AGE       POSITION WITH THE COMPANY AND THE BANK
            ----       ---       --------------------------------------
      A. Thomas Hickey  56 Director and Secretary
      Howard P. Ladd    76 Chairman; President and Chief Executive Officer of
                           the Company
      Carol A. Ward     42 Executive Vice President and Administrator of
                           Operations of the Bank

  A. THOMAS HICKEY has been President and Chief Executive Officer of Tea Garden Products, Inc., a manufacturer and distributor of consumer products, from 1992 to 1995 and from June 1996 to the present. From November 1995 until June 1996 Mr. Hickey was an Investor. Mr. Hickey was also Vice Chairman of Continental Airlines from 1990 to 1992. Mr. Hickey has been a director of the Company and the Bank since 1991.

  HOWARD P. LADD serves as Chairman of the Board of Directors of the Company and the Bank. He has been a director of the Company since 1983 and of the Bank since 1982. He has also served as President and Chief Executive Officer of the Company since August 1995. Mr. Ladd was Chairman of the Board of Concord Technology Development ("Concord Technology"), an information systems company, from 1991 to 1995. Prior to forming Concord Technology (formerly Concord Media Systems) in 1991, Mr. Ladd was Chairman of Ladd Electronics from 1989 until 1991.

  CAROL WARD has served as Executive Vice President and Administrator of Operations of the Bank since July 1996. Prior thereto, from January 1996 to July 1996, she served as a consultant to financial institutions. From November 1993 to January 1996, Ms. Ward served as Vice President and General Auditor, and as Executive Vice President and Chief Operating Officer of Ventura County National Bancorp in Oxnard, California. From March 1990 to November 1993 she was Vice President and Director of Risk Management and Senior Vice President and General Auditor at Community Bank in Pasadena, California.

  There are no family relationships among directors or executive officers of the Company and, except as described in the Proxy Statement as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has a standing Audit Committee and a Nominating and Compensation Committee. The Audit Committee is chaired by Mr. Thomson and its members are Messrs. Thomson, Grahm and Hickey. The primary purposes of the Audit Committee are to (i) make recommendations to the Board regarding the selection of the Company's independent auditors, (ii) to monitor the effectiveness of the audit effort and financial reporting and (iii) to inquire into the adequacy of financial and operating controls and regulatory compliance of the Company. The Audit Committee met three times during 1995 and did not meet during 1996. Actions relating to the audit effort, financial reporting and adequacy of financial and operating controls and regulatory compliance during 1996 were taken by the Board of Directors.

  The Nominating and Compensation Committee is chaired by Mr. Grahm and its members are Messrs. Grahm, Hickey, Montgomery and Thomson. The purpose of the Nominating and Compensation Committee is to (i) propose nominees for director to the Board of Directors, (ii) to oversee and direct the overall compensation policy for the Company and the Bank and (iii) to review and recommend to the Board of Directors the salaries, bonuses and perquisites of the Company's executive officers. The Nominating and Compensation Committee met three times during 1995 and did not meet during 1996. Actions relating to executive compensation taken during 1996 were approved by the Board of Directors.

  The Nominating and Compensation Committee will consider nominees for the Company's Board of Directors recommended by any Shareholder of the Company. Such recommendations must be submitted in writing to the President of the Company and contain the following information to the extent known to the
Shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of Common Stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying Shareholder; and (e) the number of shares of Common Stock of the Company owned by the notifying Shareholder.

COMPENSATION OF DIRECTORS

  Since October 1, 1995 through the present, the directors of the Company receive no compensation for their services as directors or members of any committee on which they serve.

  From January through April 1995, directors of the Company received a monthly fee in the amount of $1,250 for the Chairman of the Board and $1,000 for other directors. No compensation was paid to directors for Company committee meetings attended. The Chairman of the Board of the Bank also received $600 as compensation for his services in that capacity and other nonemployee directors were paid $450 for each meeting of the Bank's Board of Director attended. For each committee meeting attended, the Bank's Chairman received $350 and other directors were paid $250.

  On May 1, 1995, the monthly retainer paid to directors of the Company was reduced to $750 for all directors. From May 1, 1995 to October 1, 1995, for each meeting of the Bank's Board of Directors attended, the Chairman received $600 and other nonemployee directors were paid $400. Fees for committee meetings were reduced to $250 for the Chairman and $200 for other directors. Fees for attendance of special or ad hoc committee meetings of the Board of Directors were reduced to $200 for each director.

MEETINGS OF DIRECTORS

  The Board of Directors met 21 times during 1995 and 17 times during 1996. All of the persons who were directors of the Company during each of 1995 and 1996 attended at least 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees on which they served during each of 1995 and 1996.

EXECUTIVE COMPENSATION

  The following table sets forth certain information concerning the compensation paid to or earned by each person who acted in the capacity of an executive officer of the Company and certain executive officers of the Bank for services rendered in all capacities during each of the last four fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                    ANNUAL COMPENSATION               COMPENSATION
                             --------------------------------------- ---------------
                                                                       SECURITIES
  NAME AND PRINCIPAL                                  OTHER ANNUAL     UNDERLYING       ALL OTHER
       POSITION         YEAR SALARY($)    BONUS($)   COMPENSATION($) OPTIONS/SARS(#) COMPENSATION($)
  ------------------    ---- ---------    --------   --------------- --------------- ---------------
Howard P. Ladd          1996
 President and Chief    1995      -- (1)      --            --               --             --
 Executive Officer of
  the                   1994      --          --            --               --             --
 Company                1993      --          --            --               --             --
Scott A. Montgomery     1996  193,333(2)                    --           200,000(3)       2,444(4)
 Executive Vice
  President             1995   31,667(5)   31,667(6)        --               --           2,393(4)
 and Chief
  Administrative        1994      --          --            --               --             --
 Officer of the Company
  and                   1993      --          --            --               --             --
 President and Chief
 Executive Officer of
 the Bank
James F. Gardunio       1996   90,176(7)      --            --                            3,900(8)
 Executive Vice
  President             1995  158,221         --            --               --          16,440(9)
 and Chief Credit
  Officer               1994   82,500(10)     --            --            25,000(11)      3,000(12)
 of the Bank            1993      --          --            --               --             --
Robert E. Thomson       1996      --          --            --               --             --
 Interim President and
  Chief                 1995      -- (13)     --            --               --             --
 Executive Officer of
  the                   1994      --          --            --               --             --
 Bank                   1993      --          --            --               --             --
Donald D. Thornburg     1996      --                        --               --             --
 President and Chief    1995  220,890(14)     --         13,120(15)          --          88,376(16)
 Executive Officer of
  the                   1994  297,500         --            --               --          20,780
 Company and the Bank   1993  300,000         --            --               --          18,469
Paddy C. Steffey        1996      --                        --               --             --
 Senior Vice President
  and                   1995   78,217(17)     --            --               --          25,174(18)
 Director of Operations 1994      --                        --               --             --
 of the Bank            1993      -- (19)                   --               --             --

----------

 (1) Mr. Ladd has served as President and Chief Executive Officer of the Company since August 28, 1995. Mr. Ladd receives no compensation for his services as such.

 (2) Mr. Montgomery's annual salary increased to $210,000 effective November 1, 1996. See "Employment Agreements."

 (3) Does not include a non-qualified stock option and tandem stock appreciation right ("SAR") with respect to 75,000 shares of Common Stock that have been approved by the Board of Directors for grant to Mr. Montgomery upon shareholder approval of the 1996 Plan.

 (4) Consists of health club membership dues and the value of use of a Company automobile.

 (5) Mr. Montgomery commenced employment with the Bank on November 1, 1995 at an annual salary of $190,000. The salary shown was paid to him between November 1 and December 31, 1995.

    Mr. Montgomery was appointed Executive Vice President and Chief Administrative Officer of the Company on July 11, 1996.

 (6) Consists of a bonus paid to Mr. Montgomery upon commencement of his employment with the Bank.

 (7) Mr. Gardunio's employment with the Bank terminated on July 26, 1996.

 (8) Consists of a car allowance.

 (9) Consists of a $7,200 automobile allowance and a $9,240 for Company 401(k) matching contribution.

(10) Mr. Gardunio commenced employment with the Company and the Bank on August 26, 1994 at an annual salary of $150,000. The salary shown was paid to him between August 26 and December 31, 1994.

(11) Consists of options to purchase 25,000 shares of the Company's Common Stock granted to Mr. Gardunio pursuant to the Company's 1994 Stock Option Plan, which expired August 26, 1996.

(12) Consists of automobile allowance.

(13) Mr. Thomson served as Interim President and Chief Executive Officer of the Bank from August 3, 1995 to October 31, 1995. During that time frame, he was paid $45,500. Mr. Thomson was also engaged by the Company and the Bank as a consultant from April through July 1995 at a consulting fee of $12,500 per month. See "Certain Relationships and Related Transactions."

(14) Mr. Thornburg's employment with the Company and the Bank terminated on August 31, 1995. The salary shown was paid to him between January 1 and August 31, 1995.

(15) Consists of cash compensation earned by Mr. Thornburg but deferred at his election pursuant to his employment agreement with the Company. See "Employment Agreements."

(16) Includes (i) a $67,500 severance payment made to Mr. Thornburg upon the termination of his employment with the Company and the Bank, (ii) a $6,000 automobile allowance, (iii) $5,636 club membership dues and personal benefit in club membership allocated to Mr. Thornburg, and (iv) a $9,240 Company 401(k) matching contribution.

(17) Ms. Steffey's employment with the Bank terminated on August 31, 1995. The salary shown was paid to her between January 1 and August 31, 1995.

(18) Consists of a severance payment made to Ms. Steffey upon the termination of her employment with the Bank.

(19) Ms. Steffey's employment with the Bank commenced in July 1993. In each of 1993 and 1994, respectively, Ms. Steffey was entitled to or was paid less than $100,000 in annual salary.

EMPLOYMENT AGREEMENT

  Mr. Thornburg, whose employment with the Company terminated on August 31, 1995, and Mr. Montgomery, whose employment with the Company commenced on November 1, 1995, were employed by the Company pursuant to employment agreements.

  Effective December 1, 1991, the Company entered into a three-year employment agreement with Mr. Thornburg pursuant to which he was entitled to (i) receive an annual base salary of $300,000, (ii) deferred compensation of $20,000 per year accruing as of the end of each full year of employment, (iii) receive a monthly automobile allowance and payment of club membership dues, (iv) participate in any pension or other retirement plans sponsored by the Company for its executive officers, (v) receive an option to purchase up to 200,000 shares of the Company's Common Stock, vesting at the rate of 20% per year beginning on the first anniversary of his date of hire, and (vi) severance pay. Effective December 1, 1994, Mr. Thornburg's employment was extended for an additional nine months to August 31, 1995 pursuant to an agreement (i) reducing his annual base salary to

$285,000, (ii) changing the vesting date of his deferred compensation from the fourth to the third anniversary of his date of hire, (iii) and extending the period for exercise of his stock options. Mr. Thornburg was entitled to a severance payment upon the expiration of the term of the extended agreement equal to three months base salary.

  Effective June 21, 1996, the Company and Mr. Montgomery entered into an employment agreement which provides for: (i) a term of employment commencing on November 1, 1995 and expiring on December 31, 1999; (ii) an annual base salary of $190,000 for the first year, $210,000 for the second year, $230,000 for the third year and $250,000 for the fourth year of the term; (iii) an incentive bonus in an amount equal to five percent (5%) of the Bank's pretax net profit in any calendar year of the term in which the Bank achieves a pretax net profit and an additional incentive bonus in an amount equal to two percent (2%) of the Bank's pretax net profit in any calendar year of the term in which the Bank achieves both a pretax net profit and a return ratio of at least one and one-half percent (1.5%) of pretax net profit to assets, both bonuses subject to a cap on total cash compensation during any calendar year of $350,000; (iv) the grant of options to purchase up to 200,000 shares of the Company's Common Stock and tandem stock appreciation rights with respect to 75,000 of such shares; (v) use of a Company automobile, payment of club membership dues, and other perquisites; (vi) severance pay; and (vii) a signing bonus equal to two months' salary.

STOCK OPTION GRANTS

  The following table presents certain information regarding the grant of stock options to executive officers during 1995 and 1996.

                OPTION/SAR GRANTS IN FISCAL YEARS 1995 AND 1996

                             INDIVIDUAL GRANTS
----------------------------------------------------------------------------
                                                                               POTENTIAL
                                                                               REALIZABLE
                                                                                VALUE AT
                                                                             ASSUMED ANNUAL
                                                                             RATES OF STOCK
                                             PERCENT OF                          PRICE
                               NUMBER OF       TOTAL                          APPRECIATION
                               SECURITIES   OPTIONS/SARS EXERCISE              FOR OPTION
                               UNDERLYING    GRANTED TO  OR BASE                TERM(1)
                              OPTIONS/SARS  EMPLOYEES IN  PRICE   EXPIRATION --------------
          NAME           YEAR  GRANTED(#)        FY       ($/SH)     DATE    5% ($) 10% ($)
          ----           ---- ------------  ------------ -------- ---------- ------ -------
Paddy C. Steffey........ 1996       --           --         --           --     --      --
                         1995    10,000(2)      12.5%     3.125   03/09/2005 15,282  36,767
Scott A. Montgomery..... 1996   200,000(3)      73.2%      1.25   12/19/2006 94,792 296,984
                         1995       --           --         --           --     --      --

----------

(1) The Potential Realizable Value is the product of (a) the difference between (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 1995. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

(2) Consists of shares which Ms. Steffey had the right to purchase upon the exercise of stock options granted pursuant to the Company's 1994 Stock Option Plan, which options expired unexercised in September 1995.

(3) Does not include a non-qualified stock option and tandem stock appreciation right ("SAR") with respect to 75,000 shares of Common Stock that have been approved by the Board of Directors for grant to Mr. Montgomery upon shareholder approval of the 1996 Plan.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth certain information regarding the exercise of options by executive officers during the fiscal years ended December 31, 1995 and December 31, 1996 and unexercised options held by the executive officers as of December 31, 1995 and December 31, 1996.

         AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEARS 1995 AND 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-
                                                       OPTIONS/SARS AT FISCAL    THE-MONEY OPTIONS/SARS AT
                                  SHARES      VALUE        YEAR END(#)(2)          FISCAL YEAR END($)(3)
                               ACQUIRED ON   REALIZED -------------------------- -------------------------
          NAME           YEAR EXERCISE(1)(#)   ($)    EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ---- -------------- -------- -----------  ------------- ----------- -------------
Donald D. Thornburg..... 1996      --          --           --            --         --           --
                         1995      --          --       160,000(4)     40,000
James F. Gardunio....... 1996      --          --           --            --         --           --
                         1995      --          --         6,250(5)     18,750
Scott A. Montgomery..... 1996      --          --             0       200,000(6)
                         1995      --          --           --            --         --           --

----------

(1) No options were exercised by any executive officers during 1995 or 1996.

(2) The Company has no incentive plan pursuant to which SARs may be granted. If the 1996 Plan is approved by Shareholders at the Meeting, SARs may be granted to participants under the 1996 Plan in the future.

(3) In accordance with the rules of the Securities and Exchange Commission, the value of unexercised "in-the-money" options is the difference between the closing sale price of the Common Stock on December 31, 1995 ($1.50 per share) and December 31, 1996 ($1.0625 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

(4) Consists of shares Mr. Thornburg had the right to purchase upon the exercise of stock options granted pursuant to the 1990 Plan at an exercise price of $3.75 per share. These stock options expired February 29, 1996.

(5) Consists of shares Mr. Gardunio had the right to purchase upon the exercise of stock options granted pursuant to the 1994 Plan at an exercise price of $1.875 per share. These stock options expired August 26, 1996.

(6) Does not include a non-qualified stock option and tandem stock appreciation right ("SAR") with respect to 75,000 shares of Common Stock that have been approved by the Board of Directors for grant to Mr. Montgomery upon shareholder approval of the 1996 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1995 Messrs. Peevey, Grahm, Hickey, Montgomery, Winner, Thomson and Thornburg served as members of the Nominating and Compensation Committee (the "Committee"). Except for Mr. Thornburg, who served as President and Chief Executive Officer of the Company and the Bank until August 31, 1995,
Mr. Thomson, who served as Interim President and Chief Executive Officer of the Company and the Bank from August 3, 1995 to October 31, 1995, and Mr. Montgomery, who has served as President and Chief Executive Officer of the Bank since November 1, 1995, all members of the Committee during fiscal 1995 were outside directors. Messrs. Thornburg, Thomson and Montgomery were excluded from participation in any action taken by the Committee or the full Board of Directors in any matter relating to their own compensation. During 1996, Messrs. Grahm, Hickey, Montgomery and Thomson served as members of the Committee. Except for Mr. Montgomery, all members were outside directors. Mr. Montgomery is excluded from participation in any action taken by the Committee with respect to his compensation.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

  This report addresses the Company's compensation policies for 1995 and 1996 applicable to the Company's and the Bank's executive officers.

  COMPENSATION POLICY. The Committee held three meetings in 1995 and no meetings in 1996. Actions in 1996 relating to executive compensation were taken by the Board of Directors. The Board of Directors (the "Board") or the Committee, subject to approval by the Board, is responsible for evaluating and establishing the level of executive compensation. The executive compensation program is administered by the Committee or the Board. The main objective of the compensation program is to offer competitive levels of compensation in order to attract and retain qualified executives, to motivate performance and to achieve the long-term success of the Company to protect and enhance shareholder value.

  The Company's executive compensation program is not directly performance related. The executive compensation program consists of base salary, stock options and bonuses. The Committee or the Board may authorize the payment of discretionary bonuses to executives and other key personnel for outstanding contributions to the Company's and the Bank's growth and profitability or to attract or retain qualified executives.

  BASE SALARY. The Company's remuneration philosophy is to provide executive compensation levels that are competitive with those paid by other banks and financial institutions of similar size and performance and located in the same general geographic area, to attract and retain qualified executives critical to achieving the Company's short-term goals and long-term success. Peer group compensation data is obtained from various sources, including compensation surveys, industry studies and proxy statements of other publicly held financial institutions. Salary ranges are reviewed and established annually to ensure that base salary ranges reflect competitive job market conditions.

  The Company's general approach is to pay competitive cash compensation based upon the executive's experience and past and potential future contributions to the Company and the Bank. Annual increases to the executive officers' base salary are based on responsibilities, performance and achievement of pre-established goals.

  STOCK OPTIONS. The Committee and the Board believe that stock ownership by executives and other key employees provides valuable performance incentive and the Company has granted stock options under various stock option plans since 1983 to secure for the Company and its shareholders the benefits arising from stock ownership by selected executives and other key employees of the Company or the Bank, including retaining and attracting qualified executives and key employees and helping to insure equity between recently hired executives and longer tenured employees. The Board and the Committee view stock options as a strong incentive and an important component for management to increase shareholder value. Stock options are granted at fair market value of the Company's Common Stock at the date of grant and have historically been granted as non-qualified stock options. The number of options granted is based on past performance and subjective evaluation of the employee's ability to influence the Company's and the Bank's long-term growth.

  CEO COMPENSATION. Mr. Thornburg's employment as President and CEO of the Company and the Bank terminated on August 31, 1995. No adjustment was made to his compensation in 1992 or 1993 or during the eleven months ended November 30, 1994. As of December 1, 1994, Mr. Thornburg's salary was adjusted downward based upon the overall performance of the Company. At the same time, the initial vesting date of his deferred compensation was amended to be the third anniversary of Mr. Thornburg's employment. See "Employment Agreements."

  Mr. Montgomery commenced employment as President and CEO of the Bank on November 1, 1995. In determining Mr. Montgomery's base salary, the Board considered numerous factors. Mr. Montgomery's base salary of $190,000 for the first year was determined pursuant to the "CEO Term Sheet" and subsequent Employment Agreement negotiated by the Bank and approved by the Board in an effort to bring to the Bank a CEO with considerable experience and expertise who could provide leadership for the future. The Board also considered salaries paid to other Bank CEOs of similar size and determined that Mr. Montgomery's base salary was at or near mid-point of salaries paid to peer group CEOs. The Board sought to attract a CEO capable of guiding the Company through its restructuring efforts and beyond and to provide dynamic and long-term leadership to strengthen its relationship with shareholders and employees and to improve product lines and quality of service. Given the complex and ongoing nature of the recapitalization efforts of the Company and to provide further incentive for increasing shareholder value, the Stock Option Committee, with the approval of the Board, granted Mr. Montgomery non-qualified stock options to purchase 200,000 shares of the Company's Common Stock at an exercise price of $1.25 per share. The Board later canceled such options and reissued them as incentive stock options with the same exercise price but a different vesting schedule that began six months later than previously granted. In addition, Mr. Montgomery also will be entitled to an option to purchase additional shares and non-qualified stock options and tandem stock appreciation rights with respect to 75,000 shares of the Company's Common Stock. The incentive bonus component of Mr. Montgomery's compensation is dependent primarily upon the Bank's pre-tax net profit and provides no dollar guarantees. No bonus was earned in 1995 or 1996. See "Employment Agreements."

  The Board of Directors evaluated Mr. Montgomery's performance and the actions taken under his leadership during November and December of 1995 and during 1996 against goals set by the Board and determined that he performed his role in an outstanding manner.

                                     NOMINATING AND COMPENSATION COMMITTEE
Dated: April 28, 1997

                                     Alan Grahm
                                     A. Thomas Hickey
                                     Scott A. Montgomery
                                     Robert E. Thomson

                               PERFORMANCE GRAPH

  The following graphs compare the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (assuming reinvestment of dividends) for the five fiscal years prior to 1996 and 1997, respectively, with the cumulative total return of (i) the NASDAQ market index and (ii) the cumulative total return of a selected peer group. The peer group for the fiscal years 1991-1995 (the "Former Peer Group") includes the following companies: City National Corporation, CU Bancorp, First Charter Bank NA, Imperial Bancorp, Santa Monica Bank, Transworld Bancorp and Ventura County National Bancorp. The peer group for the fiscal years 1992-1996 (the "New Peer Group") includes the following companies: City National Corporation, CU Bancorp, First Charter Bank NA, Imperial Bank, Santa Monica Bank and Transworld Bancorp.

  The closing price for the Company's Common Stock on December 29, 1995 was $1.50 per share and on December 31, 1996 was $1.0625 per share. The stock price performance of the Company's Common Stock depicted in the graphs below represent past performance only and are not necessarily indicative of future performance.

            COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN

                AMONG NATIONAL MERCANTILE BANCORP, NASDAQ

                    MARKET INDEX AND PEER GROUP INDEX

         FOR THE PERIOD JANUARY 1, 1991 THROUGH DECEMBER 31, 1995
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG NATIONAL MERCANTILE, PEER GROUP, AND NASDAQ MARKET INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                              FORMER        NASDAQ
Measurement Period            NATIONAL      PEER GROUP      MARKET
(Fiscal Year Covered)        MERCANTILE        INDEX         INDEX
-------------------          ----------     ----------     ----------
Measurement Pt- 01/01/90     $100           $100         $100
FYE   1991                   $ 48.81        $128.38      $ 92.60
FYE   1992                   $ 35 .71       $129.64      $ 61.52
FYE   1993                   $ 85.71        $155.50      $ 72.19
FYE   1994                   $ 50.00        $163.26      $ 86.99
FYE   1995                   $ 28.57        $211.77      $136.46

   Assumes $100 is invested on January 1, 1991 and that dividends are reinvested through the fiscal year ending December 31, 1995. As of December 31, 1995, a $100 investment made January 1, 1990 would have increased to $136.46 if invested in the Former Peer Group Index, and $28.57 if invested in the Company.

         FOR THE PERIOD JANUARY 1, 1992 THROUGH DECEMBER 31, 1996

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        AMONG NATIONAL MERCANTILE, PEER GROUP INDEX, NASDAQ MARKET INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                              NEW          NASDAQ
Measurement Period            NATIONAL      PEER GROUP     MARKET
(Fiscal Year Covered)        MERCANTILE       INDEX         INDEX
-------------------          ----------     ---------     ----------
Measurement Pt- 01/01/91     $100           $100         $100
FYE   1992                   $ 73.17        $ 65.28      $100.98
FYE   1993                   $175.61        $ 79.99      $121.13
FYE   1994                   $102.44        $ 98.71      $127.17
FYE   1995                   $ 58.54        $154.92      $164.96
FYE   1996                   $ 41.46        $227.24      $204.98

   Assumes $100 is invested on January 1, 1992 and that dividends are reinvested through the fiscal year ending December 31, 1996. As of December 31, 1996, a $100 investment made January 1, 1991 would have increased to $227.24 if invested in the New Peer Group Index, and $41.46 if invested in the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company and the Bank have made loans to certain directors (or in one case to the law firm in which the director is a principal) from time to time. All such loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectability or present other unfavorable features.


  The Bank has retained Gipson Hoffman & Pancione, A.P.C. to provide legal services.

  Robert E. Thomson was engaged by the Company in March 1995 as a consultant to provide management services. From April until July 1995, Mr. Thomson was paid $53,000 for such services. In August 1995, Mr. Thomson became Interim President and Chief Executive Officer of the Bank and served in that capacity until October 31, 1995. See "Executive Compensation."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under Section 16(a) of the Exchange Act, the Company's directors, executive officers and any person holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC prior to the Record Date, all persons subject to the reporting requirements of Section 16(a) have filed all required reports on a timely basis in 1995 and 1996.

                           PROPOSALS OF SHAREHOLDERS

  Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. The 1998 annual meeting of shareholders will be held on or about April 20, 1998. Any shareholder proposal to be included in the proxy statement for the Company's 1998 annual meeting of shareholders must be received by the Secretary of the Company, 1840 Century Park East, Los Angeles, California 90067, on or before December 21, 1997, in a form that complies with applicable regulations.

ANNUAL REPORT

  The Company's Annual Reports of the fiscal years ended December 31, 1995 and December 31, 1996 accompany this Proxy Statement. The Annual Reports contain the Company's Annual Report on Form 10-K including financial statements required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

ACCOUNTANTS

  Deloitte & Touche LLP is the independent accountant of the Company. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, and will be available to respond to appropriate questions.

                                OTHER BUSINESS

  Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxy Holders to vote the shares represented thereby on such matters in accordance with the recommendations of the Board of Directors.

                                          By Order of the Board of Directors,

                                              A. Thomas Hickey
                                                  Secretary

Dated: April 28, 1997

                          NATIONAL MERCANTILE BANCORP

                           1996 STOCK INCENTIVE PLAN

Section 1. PURPOSE

  The purpose of the 1996 Stock Incentive Plan (the "1996 Plan") of National Mercantile Bancorp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Company"), is to enable the Company to attract, retain and motivate its employees and independent contractors by providing for or increasing the proprietary interests of such employees and independent contractors in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

Section 2. PERSONS ELIGIBLE

  Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of an Award (as hereinafter defined) hereunder:
(a) any employee of the Company or any of its subsidiaries, including any director who is also such an employee; and (b) any independent contractor of the Company or any of its subsidiaries. Any director of the Company who is not also an employee of the Company (a "Nonemployee Director") shall receive Nonemployee Director Options (as hereinafter defined) pursuant to Section 10 hereof, but shall not otherwise participate in the 1996 Plan.

Section 3. AWARDS

  (a) The Committee (as hereinafter defined) responsible for administration of the 1996 Plan is authorized to enter into any type of arrangement on behalf of the Company with a Participant that is not inconsistent with the provisions of the 1996 Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the grant of an "Award."

  (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

  (c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

  (d) Subject to the provisions of the 1996 Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted hereunder, which terms and conditions may include, among other things:

    (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

      (A) the delivery of cash;

      (B) the delivery of other property deemed acceptable by the Committee;

      (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding"); or

      (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award.

    (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

    (iii) a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that no Award issued to any Nonemployee Director or any independent contractor of the Company shall qualify as an Incentive Stock Option.

Section 4. STOCK SUBJECT TO THE 1996 PLAN

  (a) At any time, the aggregate number of Common Shares issued or issuable pursuant to all Awards (including all Incentive Stock Options) granted under the 1996 Plan shall not exceed 500,000 shares subject to adjustment as provided in Section 7 hereof.

  (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued or issuable pursuant to Awards granted under the 1996 Plan shall at any time be deemed to be equal to the sum of the following:

    (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under the 1996 Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

    (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under the 1996 Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

    (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under the 1996 Plan prior to such time.

Section 5. DURATION

  Unless sooner terminated pursuant to Section 8 below, the 1996 Plan shall
terminate on            , 2006. No Awards shall be granted under the 1996 Plan
while the 1996 Plan is suspended or after it is terminated.

Section 6. ADMINISTRATION

  (a) The 1996 Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom: (i) is a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time); and (ii) is an "outside director" within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from or add members to, the Committee.

  (b) Subject to the provisions of the 1996 Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the 1996 Plan, including, without limitation, the following:

    (i) adopt, amend and rescind rules and regulations relating to the 1996
  Plan;

    (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

    (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

    (iv) determine the terms and conditions of the Nonemployee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 10 hereof;

    (v) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

    (vi) interpret and construe the 1996 Plan and the terms and conditions of any Award granted hereunder.

Section 7. ADJUSTMENTS

  If the outstanding shares of the class of Company stock then subject to the 1996 Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in: (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under the 1996 Plan; and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under the 1996 Plan. The determination of the Committee as to what adjustments shall be made pursuant to this section, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 1996 Plan on account of any such adjustment.

Section 8. AMENDMENT AND TERMINATION

  The Board may suspend or terminate the 1996 Plan at any time; provided, however, that no such suspension or termination shall deprive the recipient of any Award theretofore granted under the 1996 Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

  The Board may amend the 1996 Plan at any time and in any manner subject to the following limitations:

    (a) No such amendment shall deprive the recipient of any Award theretofore granted under the 1996 Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto;

    (b) Except as provided in Section 7 relating to adjustments upon changes in stock, no such amendment shall be effective unless approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, represented and entitled to vote at a shareholders meeting or by the written consent of a majority of the outstanding shares of the Company where such shareholder approval is required by law or pursuant to the Articles of Incorporation or Bylaws of the Company; and

    (c) Section 10 hereof shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

Section 9. EFFECTIVE DATE

  The 1996 Plan shall be effective as of            , 1997, the date upon
which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative vote of the holders (the "Shareholders") of a majority of the outstanding shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

Section 10. NONEMPLOYEE DIRECTOR OPTIONS

  (a) Any person elected or appointed to serve as a Nonemployee Director who has not previously served as a Nonemployee Director of the Company on or prior to October 1, 1996 shall be granted, on the first business day following the later of the date of such election or appointment or the date the 1996 Plan is approved by the Shareholders, an option to purchase 5,000 Common Shares without the requirement of any further action by the Committee. On the first business day following the date of the annual meeting of shareholders of the Company held in 1998, or any adjournment thereof (the "1998 Meeting"), any person who was a Nonemployee Director on or after the effective date of the 1996 Plan and who is re-elected to the Board at the 1998 Meeting shall be granted an option to purchase 2,500 Common Shares without the requirement of any further action by the Committee. Options that may be granted to newly-elected Nonemployee Directors or to re-elected Nonemployee Directors under this Section 10 shall be referred to collectively as the "Nonemployee Director Options." The date on which a Nonemployee Director Option is granted shall be the Date of Grant for such option.

  (b) If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 10, the number of Common Shares remaining available for options under the 1996 Plan is insufficient for the grant to each Nonemployee Director entitled thereto of a Nonemployee Director Option to purchase the entire number of Common Shares specified in this
Section 10, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director entitled thereto on such date.

  (c) Each Nonemployee Director Option granted under the 1996 Plan shall become fully exercisable on the Date of Grant.

  (d) Each Nonemployee Director Option granted under the 1996 Plan shall expire upon the fifth anniversary of the Date of Grant.

  (e) Each Nonemployee Director Option shall have an exercise price equal to the aggregate Fair Market Value on the Date of Grant of the Common Shares subject thereto.

  (f) Payment of the exercise price of any Nonemployee Director Option granted under the 1996 Plan shall be made in full in cash concurrently with the exercise of such option; provided, however, that, in the discretion of the Board, the payment of such exercise price may instead be made:

    (i) in whole or in part, with Common Shares delivered concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; or

    (ii) in whole or in part, by the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of or a loan secured by the Common Shares issuable upon exercise of such option.

  (g) For purposes of this Section 10, the "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or such other system then in use, or, if the Common Shares or such other security were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board.

  (h) All outstanding Nonemployee Director Options theretofore granted under the 1996 Plan shall terminate upon the first to occur of the following:

    (i) the dissolution or liquidation of the Company;

    (ii) a reorganization, merger or consolidation of the Company as a result of which the outstanding shares of the class of Company stock then subject to such outstanding Nonemployee Director Options are exchanged for or converted into cash, property or securities not issued by the Company, which reorganization, merger or consolidation shall have been affirmatively recommended to the shareholders of the Company by the Board; or

    (iii) the sale of substantially all of the property and assets of the Company.

  (i) Each Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

  (j) Nonemployee Director Options are not intended to qualify as Incentive Stock Options.

                                    FORM OF

                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF
                          NATIONAL MERCANTILE BANCORP

                           A CALIFORNIA CORPORATION

                                       I

  The name of the Corporation shall be:

                          NATIONAL MERCANTILE BANCORP

                                      II

  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

                                      III

(A) AUTHORIZED CAPITAL STOCK.

  (1) General. The aggregate number of shares of stock which the Corporation is authorized to issue is 11,000,000 shares, no par value, of which 10,000,000 are designated as common shares (the "Common Stock") and 1,000,000 are designated as preferred shares, consisting of 990,000 shares of Series A Noncumulative Convertible Perpetual Preferred Stock (the "Preferred Stock") and 10,000 preferred shares undesignated as to series (the "Undesignated Preferred Stock"). The shares of Common Stock, Undesignated Preferred Stock and Preferred Stock are referred to herein collectively as the "capital stock".

  Upon filing with the Secretary of State of the State of California of these Amended and Restated Articles of Incorporation, every 9.09 outstanding shares of Common Stock shall be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). The number of authorized shares of Common Stock shall remain as 10,000,000.

  (2) Authority Relative to Undesignated Preferred Stock. Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article III and to limitations prescribed by law, to authorize the issuance from time to time of one or more series of Undesignated Preferred Stock and, with respect to each such series, to determine or fix, by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or conditions thereof, including, without limitation the determination or fixing of the rates of and terms and conditions upon which any dividends shall be payable on such series, any terms under or conditions on which the shares of such series may be redeemed, any provision made for the conversion or exchange of the shares of such series for shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and any rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(B) VOTING PRIVILEGES.

  (1) General. Each holder of Preferred Stock shall have that number of votes on all matters submitted to the shareholders that is equal to the number of shares of Common Stock into which such holder's shares of Preferred Stock are then convertible, as hereinafter provided. Each holder of Common Stock shall have one vote on all matters submitted to the shareholders for each share of Common Stock standing in the name of such holder on the books of the Corporation. Except as otherwise provided herein, and except as otherwise required by agreement or law, the shares of capital stock of the Corporation shall vote as a single class on all matters submitted to the shareholders.


  (2) Additional Class Votes by Preferred Stock. In addition to any class votes required by the California General Corporation Law, without the affirmative vote or written consent of the holders (acting together as a class) of a majority of the shares of Preferred Stock at the time outstanding, the Corporation shall not:

    (a) authorize any additional shares of Preferred Stock, or authorize or issue any shares of capital stock having priority over Preferred Stock or ranking on a parity therewith as to the payment or distribution of
  (i) assets upon the liquidation or dissolution, voluntary or involuntary, of the Corporation, or (ii) dividends; or

    (b) amend, alter or repeal any of the provisions of the Amended and Restated Articles of Incorporation of the Corporation or adopt any Certificate of Designation of Rights and Preferences with respect to any class or series of capital stock so as to adversely affect the rights, preferences and privileges relating to Preferred Stock or the holders thereof or waive any of the rights granted to the holders of the Preferred Stock by the Amended and Restated Articles of Incorporation of the Corporation; or

    (c) amend, alter or repeal any of the provisions of the Amended and Restated Articles of Incorporation, or the bylaws, of the Corporation with respect to the election of directors by cumulative voting; or

    (d) issue any authorized shares of Preferred Stock except in connection with (i) an offering of rights to holders of Common Stock to purchase shares of the Preferred Stock (the "Rights Offering") consummated on or
  before            , 1997, (ii) an offering of shares of the Preferred Stock
  to certain institutional investors for purchase (the "Standby Purchaser
  Offering") consummated on or before            , 1997, (iii) a sale of
  shares of Preferred Stock to certain private purchasers (the "Private
  Purchaser Offering") consummated on or before            , 1997, and (iv)
  the exercise of a warrant to purchase shares of the Preferred Stock pursuant to a certain Warrant Agreement dated December 31, 1995, between the Corporation and California State Teachers' Retirement System. The Rights Offering, the Private Purchasers Offering and the Standby Purchasers Offering are referred to collectively as the "Offerings."

(C) DIVIDENDS.

  (1) Unless otherwise prohibited by law, the Preferred Stock shall be entitled to receive non-cumulative cash dividends at the annual rate of 6.5% of the Liquidation Amount (as defined in Paragraph D below) per share, payable
quarterly on the [          ] day of January, April, July and October in each
year, commencing [two years after the date of issuance of the Preferred Stock in the Offerings], with respect to the three months then ending, before any distribution by way of dividend or otherwise shall be declared or paid upon, or set apart for, the shares of Common Stock or any other class of shares of the Corporation ranking junior to the Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution or winding up of the Corporation (the "Junior Stock"). Each such dividend will be payable to holders of record as they appear on the books of the Corporation on or about the fifteenth day of the month preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Corporation. The amount of dividends payable for each quarterly dividend period shall be computed by dividing by four the dividend due on the basis of the 6.5% annual rate. Dividends payable on the Preferred Stock for any period shorter than a full three months shall be computed on the basis of 30-day months and a 360-day year.

  (2) No dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, such class or series of stock ranking on parity with the Preferred Stock as to dividends) may be paid upon, or declared or set apart for, any class or series of stock ranking on a parity with the Preferred Stock as to dividends, for any dividend period, prior to [two years after the date of issuance of the Preferred Stock in the Offerings], and thereafter, unless there shall be or have been declared on the Preferred Stock dividends for the then current quarterly period coinciding with or ending before such quarterly period, ratably in proportion to the respective annual dividend rates fixed therefor.

  (3) No dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Stock and other than as provided in subparagraph (2) of this paragraph (C)) shall be declared or paid or set aside for payment or other distribution declared or made upon any Junior Stock or any capital stock ranking on a parity with the Preferred Stock as to dividends or upon liquidation or dissolution (the "Parity Stock"), nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise be acquired for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Stock) by the Corporation (except by conversion into or exchange for Junior Stock or Parity Stock), in each case, prior to [two years after the date of issuance of the Preferred Stock in the Offerings], and thereafter, unless full dividends on all outstanding shares of Preferred Stock shall have been paid for the then current dividend period or declared and a sum sufficient for the payment thereof set aside for such payment.

(D) OTHER TERMS OF THE PREFERRED STOCK.

  (1) Liquidation Preference. In the event of an involuntary or voluntary liquidation or dissolution of the Corporation at any time, the holders of shares of Preferred Stock shall be entitled to receive out of the assets of the Corporation an amount equal to $10.00 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected) (the "Liquidation Amount"), plus dividends declared and unpaid thereon, if any. In the event of either an involuntary or a voluntary liquidation or dissolution of the Corporation payment shall be made to the holders of shares of Preferred Stock in the amounts herein fixed before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Preferred Stock with respect to payment upon dissolution or liquidation of the Corporation. If upon any liquidation or dissolution of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock and any other class or series of capital stock ranking on a parity with the Preferred Stock as to payments upon dissolution or liquidation of the Corporation the full amounts to which they respectively shall be entitled, then such assets or the proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

  At any time, in the event of the merger or consolidation of the Corporation into or with another Corporation or the merger or consolidation of any other Corporation into or with the Corporation or a plan of exchange between the Corporation and any other Corporation (in which consolidation or merger or plan of exchange any shareholders of the Corporation receive distributions of cash or securities or other property) or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation, then, such transaction shall be deemed, solely for purposes of determining the amounts to be received by the holders of the Preferred Stock in such merger, consolidation, plan of exchange, sale, transfer or other disposition, and for purposes of determining the priority of receipt of such amounts as between the holders of the Preferred Stock and the holders of other classes or series of capital stock, to be a liquidation or dissolution of the Corporation.

  Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Preferred Stock to convert such shares at any time and from time to time in accordance with subparagraph (3) below.

  (2) Redemption.

  (a) The shares of Preferred Stock shall not be redeemable by the Corporation prior to [three years after the date of issuance of the Preferred Stock in the Offerings]. On and after [three years after the date of issuance of the Preferred Stock in the Offerings], the Corporation, at its sole option, may redeem shares of Preferred Stock, in whole or in part, at any time or from time to time, to the extent the Corporation has funds legally available therefor, at the redemption prices set forth below (expressed as a percentage of the Liquidation Amount) and upon the approval of the Board of Governors of the Federal Reserve System. If less than all of the outstanding shares of Preferred Stock are to be redeemed, the Corporation will select the shares to be redeemed by lot, pro rata (as nearly may be), or in such other equitable manner as the Board of Directors of the Corporation may determine.

  If redeemed during the twelve-month period beginning [the month and day of the issuance of the Preferred Stock in the Offerings]

                                                                           PRICE
                                                                            PER
      YEAR                                                                 SHARE
      ----                                                                 -----
      2000................................................................ 105%
      2001................................................................ 104%
      2002................................................................ 103%
      2003................................................................ 102%
      2004................................................................ 101%

at the price indicated above, and from and after [eight years after the date of issuance of the Preferred Stock in the Offerings], at the price per share of 100% of the Liquidation Amount, plus in each case declared and unpaid dividends thereon to the date fixed for redemption (the total sum so payable on any such redemption being herein referred to as the "redemption price").

  (b) In no event shall the Corporation redeem less than all the outstanding shares of Preferred Stock, unless dividends for the then-current dividend period (without accumulation of any accrued and unpaid dividends for prior dividend periods unless previously declared and without interest) to the date fixed for redemption shall have been declared and paid or set apart for payment on all outstanding shares of Preferred Stock; provided, however, that the foregoing shall not prevent, if otherwise permitted, the purchase or acquisition by the Corporation of shares of Preferred Stock pursuant to a tender or exchange offer made on the same terms to holders of all the outstanding shares of Preferred Stock and mailed to the holders of record of all such outstanding shares at such holders' addresses as the same appear on the books of the Corporation; and provided further that if some, but less than all, of the shares of Preferred Stock are to be purchased or otherwise acquired pursuant to such a tender or exchange offer and the number of such shares so tendered exceeds the number of shares so to be purchased or otherwise acquired by the Corporation, the shares of Preferred Stock so tendered shall be purchased or otherwise acquired by the Corporation on a pro rata basis (with adjustments to eliminate fractions) according to the number of such shares duly tendered by each holder so tendering shares of Preferred Stock for such purchase of exchange.

  (c) Notice of any redemption pursuant to this subparagraph (2) shall be mailed at least 30, but not more than 60, days in advance of the date designated for such redemption (herein called the "redemption date") to the holders or record of shares of Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. To facilitate the redemption of shares of Preferred Stock, the Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock to be redeemed not more than 60 days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) that the shares of Preferred Stock called for redemption may be converted at any time prior to the date fixed for redemption; (v) the applicable conversion price or rate;
(vi) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vii) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

  (d) The Corporation shall, on or prior to the date fixed for redemption of any shares, but not earlier than 45 days prior to the date fixed for redemption, deposit with its transfer agent or other redemption agent selected by the Board of Directors, as a trust fund, a sum sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to give or complete the notice of redemption thereof and to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the redemption price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares to their holders; and from and after the date of such deposit, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, rights to receive dividends and distributions shall cease to accrue from and after the redemption date, and all rights of the holders of the Preferred Stock called for redemption, as shareholders of the Corporation with respect to such shares, shall cease and terminate, except the right to receive the redemption price, without interest, upon the surrender of their respective certificates, and except the right to convert their shares into Common Stock as provided in subparagraph (3) of this paragraph (D), until the close of business on the redemption date. In case the holders of any shares shall not, within six years after such deposit, claim the amount deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance of such amount so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders shall be as general creditors of the Corporation. To the extent that shares of Preferred Stock called for redemption are converted into common Stock prior to the date fixed for redemption, the amount deposited by the Corporation to redeem such shares shall immediately be returned to the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

  (e) Redemption of any shares of Preferred Stock is subject to the prior approval of any federal regulatory agency with jurisdiction over such matters.

  (3) Conversion Right. At the option of the holders thereof, the shares of Preferred Stock shall be convertible, at the office of the Corporation (or at such other office or offices, if any, as the Board of Directors may designate), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of Preferred Stock being deemed to have a value of $10.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $10.00 per share of Common Stock (i.e., at an initial conversion rate of one share of Common Stock for each share of Preferred Stock); provided, however, that such initial conversion price shall be subject to adjustment from time to time in certain instances as hereinafter rovided. In the case of the call for redemption of any shares of Preferred Stock, such right of conversion shall cease and terminate as to the shares designated for redemption on the day such shares are actually redeemed by the Corporation. The following provisions shall govern such right of conversion:

    (a) To convert shares of Preferred Stock into shares of Common Stock of the Corporation, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at such office that such holder elects to convert such shares. Shares of Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as herein provided, and the person entitled to receive the shares of Common Stock of the Corporation issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and deliver or cause to be issued and delivered at such office a certificate or certificates for the number of shares of Common Stock of the Corporation issuable upon such conversion.

    (b) The conversion price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the conversion price each holder of shares of Preferred Stock shall thereafter be entitled to receive the number of shares of Common Stock of the Corporation obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares issuable pursuant to conversion immediately prior to such adjustment and dividing the product thereof by the conversion price resulting from such adjustment.

    (c) In case the Corporation shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in subparagraph (d) below) or Convertible Securities, or in any rights or options to purchase Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter each holder of shares of Preferred Stock upon the conversion thereof will be entitled to receive the number of shares of Common Stock into which such shares of Preferred Stock have been converted, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since such holder became the record holder of such shares of Preferred Stock such holder (i) had been the record holder of the number of shares of Common Stock then received, and (ii) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, and any rights or options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect to any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Corporation.

    (d) In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares (other than the Reverse Stock Split), the conversion price in effect immediately prior to such combination shall be proportionately increased.

    (e) If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another Corporation, or the sale of all or substantially all of its assets to another Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and subject to subparagraph (1) above, lawful and adequate provision shall be made whereby the holders of Preferred Stock shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Corporation immediately theretofore receivable upon the conversion of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the conversion of Preferred Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all declared dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion price and of the number of shares receivable upon the conversion of Preferred Stock) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor Corporation (if other than the Corporation) resulting from such consolidation or merger or the Corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Preferred Stock, at the last addresses of such holders appearing on the books of the Corporation, the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

    (f) Upon any adjustment of the conversion price, then and in each case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of Preferred Stock, at the addresses of such holders as shown on the books of the Corporation, which notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversion of Preferred Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

    (g) In case at any time:

      (i) the Corporation shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

      (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

      (iii) there shall be any capital reorganization, or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another Corporation; or

      (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

  then, in any one or more of said cases, the Corporation shall give written notice, by first-class mail, postage prepaid, addressed to the registered holders of Preferred Stock at the addresses of such holders as shown on the books of the Corporation, of the date on which (i) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

    (h) As used in this paragraph (3) the term "Common Stock" shall mean and include the Corporation's presently authorized Common Stock and also shall include any capital stock of any class of the Corporation hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, provided that the shares receivable pursuant to conversion of shares of Preferred Stock shall include shares designated as Common Stock of the Corporation as of the date of issuance of such shares of Preferred Stock, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph (e) above.

    (i) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock as of the close of business on the day of conversion. "Market price" shall mean if the Common Stock is traded on a securities exchange or on the Nasdaq Stock Market, the closing price of the Common Stock on such exchange or the Nasdaq Stock Market, or, if the Common Stock is otherwise traded in the over-the-counter market, the closing bid price, in each case averaged over a period of 20 consecutive business days prior to the date as of which "market price" is being determined. If at any time the Common Stock is not traded on an exchange or the Nasdaq Stock Market, or otherwise traded in the over-the-counter market, the "market price" shall be deemed to be the higher of (i) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made, or (ii) the fair value thereof determined in good faith by the Board of Directors of the Corporation as of a date which is within 15 days of the date as of which the determination it to be made.

(E) TRANSFER RESTRICTIONS.

  (1) General. The shares of capital stock may not be transferred by any person (the "Initial Transferor") in any manner to any extent to any other person (other than persons to whom the Corporation is contractually obligated on or before the date of issuance of the Preferred Stock in the Offerings to transfer up to 4.9% of the Corporation's stock) if such other person is or would become by reason of the transfer a beneficial owner of more than 4.5% (or 4.9% as described above) of the Corporation's stock (a "Prohibited Transferee"), as the term "stock" is defined and such ownership is determined under Section 382 of the Internal Revenue Code of 1986, as amended, and regulations thereunder (collectively "Section 382"). For purposes of this provision, transfers to a Prohibited Transferee shall include transfers directly with or through trusts, estates, corporations, partnerships or other entities as defined under Internal Revenue Code Regulation (S) 1.382-3(a), and attribution through such entities shall be determined pursuant to Section 382.


  (2) Prohibited Stock. Transfers made in violation of subparagraph (1) of this paragraph (E) shall not be effective to transfer ownership of the shares of Preferred Stock or Common Stock subject thereto ("Prohibited Stock").

    (a) Upon the transfer of Prohibited Stock, the Corporation shall have thirty (30) days from discovery of such prohibited transfer to demand the transfer of the Prohibited Stock from the Prohibited Transferee to the agent designated by the Board of Directors (the "Agent"). Further, the Agent shall demand the transfer of any distributions received on such Prohibited Stock by the Prohibited Transferee. Discovery shall be deemed to have been made pursuant to provisions of Section 382 regarding discovery of ownership changes. If a Prohibited Transferee shall refuse or fail upon demand by the Corporation to transfer such Prohibited Stock and distributions received thereon, the Corporation shall take all necessary action at law or equity to compel such transfer as soon as possible.

    (b) Upon transfer by the Prohibited Transferee of the Prohibited Stock, together with distributions received thereon, the Agent shall sell such Prohibited Stock as soon as practicable thereafter in an arm's length transaction and in a manner consistent with the restriction set forth in this paragraph upon the refusal by the Prohibited Transferee. Proceeds from such sale shall not inure to the benefit of the Corporation or the Agent but shall be remitted to the Prohibited Transferee in an amount not to exceed the amount paid by the Prohibited Transferee for such Prohibited Stock, or, if the transfer made in violation of this paragraph was by gift, inheritance or similar transfer, the fair market value of such shares at the time of receipt of such shares by the Prohibited Transferee. For purposes of the foregoing, the fair market value per share of the Prohibited Stock shall not be less than: (i) the average of the highest and lowest selling price at the time of receipt of such shares by the Prohibited Transferee or if there were no sales on such date, then not less than the mean between the bid and asked price on such date, if the Prohibited Stock was listed on a national securities exchange or quoted on the Nasdaq Stock Market on such date; (ii) the mean between the bid and asked price on such date or, if there was no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price if the Prohibited Stock was traded otherwise than on a national securities exchange or the Nasdaq Stock Market on such date; or (iii) as determined by the Board of Directors.

    (c) Any sale of Prohibited Stock by a Prohibited Transferee received in violation of this paragraph (E) shall be deemed to have been made solely by the Agent, and the Agent shall demand of the Prohibited Transferee the proceeds from such sale together with distributions received from such Prohibited Stock. Such demand shall be made within thirty (30) days of discovery (as that term is described in subparagraph

  (2) of this paragraph (E)) by the Agent of the transfer of the Prohibited Stock to the Prohibited Transferee. If the Prohibited Transferee shall refuse or fail upon demand by the Agent to surrender such proceeds and distributions, the Agent shall take all necessary action at law or in equity to compel the transfer of such proceeds and distributions. The Agent, at its discretion, may make demand of such proceeds in the amount net of the amount which the Prohibited Transferee would have received from the Agent had the Agent rather than the Prohibited Transferee sold such Prohibited Stock.

    (d) Any proceeds received by the Agent as a result of the sale of the Prohibited Stock, whether by the Agent or by the Prohibited Transferee, and the distributions received on such Prohibited Stock, shall be transferred to the Initial Transferor, less any amounts remitted to or retained by the Prohibited Transferee as otherwise described in paragraph E. If such Initial Transferor cannot be determined by the Agent within ninety (90) days after receipt by the Agent of such proceeds and distributions, the Agent may pay any such amounts due the Initial Transferor into a court or governmental agency, if applicable law permits, and otherwise must irrevocably transfer such amounts to a charity designated by the Agent. In no event shall amounts due to such Initial Transferor inure to the benefit of the Agent, but such amounts may be used to reimburse the Agent, if any, for reasonable expenses incurred in attempting to identify the Initial Transferor.

    (e) The Board of Directors is expressly empowered to waive application of this paragraph (E) to any specific transaction, provided that such waiver is by resolution of the Board of Directors duly considered and approved by at least a majority of the Board of Directors prior to any such transfer of stock described within this paragraph (E).

  (3) Legend. Certificates representing shares of the capital stock shall, upon issuance, bear the following legend:

  THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF NATIONAL MERCANTILE BANCORP (THE "COMPANY") PROHIBIT THE TRANSFER OF THE SHARES OR INTERESTS REPRESENTED BY THIS CERTIFICATE TO ANY PERSON IF SUCH PERSON IS OR WOULD BECOME BY REASON OF SUCH TRANSFER THE BENEFICIAL OWNER OF MORE THAN 4.5% OF THE COMPANY'S STOCK, AS THE TERM "STOCK" IS DEFINED, AND SUCH OWNERSHIP IS DETERMINED, UNDER SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

  (4) Termination. This paragraph (E) shall have no applicability and shall be of no force and effect, notwithstanding notations to the contrary on any certificates evidencing ownership of any securities of the Corporation, (i) on or after [three years from the date of issuance of the Preferred Stock in the Offerings] or (ii) upon the occurrence of any transaction in which holders of all outstanding shares of capital stock receive, or are offered the opportunity to receive, cash, stock or other property for all such shares and upon the consummation of which the acquiror will own at least a majority of the outstanding shares of capital stock.

                                    IV

  Elections shall be by written ballot.

                                    V

  The affirmative vote of the holders of not less than two-thirds (2/3) of the total voting power of all outstanding shares of voting stock of this Corporation shall be required for the approval of any proposal (1) that this Corporation merge or consolidate with any other corporation if such other corporation and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than twenty percent (20%) of the total voting power of all outstanding shares of the voting stock of this Corporation (such other corporation being herein referred to as a "Related Corporation"), or (2) that this Corporation sell or exchange all or substantially all of its assets or business to or with such Related Corporation, or (3) that this Corporation issue or deliver any stock or other securities of its issue in exchange or payment for any properties or assets of such Related Corporation or securities issued by such Related Corporation or in a merger of any affiliate of this Corporation with or into such Related Corporation or any of its affiliates, if to effect such transaction the approval of shareholders of this Corporation is required by laws; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was (i) approved by resolution of the Board of Directors adopted by the affirmative vote of not less than two- thirds (2/3) of the then authorized number of directors, or
(ii) approved by resolution of the Board of Directors prior to the acquisition of the beneficial ownership of more than twenty percent (20%) of the total voting power of all outstanding shares of the voting stock of this Corporation by such Related Corporation and its affiliates, nor shall it apply to any such transaction solely between this Corporation and another corporation fifty percent (50%) or more of the voting stock of which is owned by this Corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the person specified; "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and in computing the percentage of outstanding voting stock beneficially owned by any person the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the shareholders entitled to vote with respect to such proposal. The shareholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by application law.

                                    VI

  No action shall be taken by the shareholders except at an annual or special meeting of shareholders.

                                   VII

  If at any time the Corporation has a variable board, the shareholders of the Corporation may not change the exact number of directors within the limits specified in the bylaws, except by the vote of the holders of not less than two-thirds (2/3) of the total voting power of all outstanding shares of voting stock of the Corporation.

  After the issuance of shares, any action by the shareholders to specify or change the fixed number of directors (if the Corporation does not have a variable board) or the maximum or minimum number of directors (if the Corporation has a variable board) or to change from a fixed to a variable board or vice versa shall not be made, repealed, altered, amended or rescinded except by the vote of the holders of not less than two-thirds ( 2/3) of the total voting power of all outstanding shares of voting stock of the Corporation; provided, however, that a bylaw reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote.

                                   VIII

  Except as otherwise set forth in Article III.B.2. or in the following sentence, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles IV, V, VI, VII and this Article VIII may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the total voting power of all outstanding shares of voting stock of this Corporation.

                                      IX

  The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       X

  This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation Law of California) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the General Corporation Law of California, subject to any limitations on indemnification under the General Corporation Law of California which cannot be waived.

PROXY                     NATIONAL MERCANTILE BANCORP

    ANNUAL MEETING OF SHAREHOLDERS, MAY 29, 1997, 7:00 P.M. LOCAL TIME
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Scott A. Montgomery and Robert E. Thomson, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each, to attend the Annual Meeting of Shareholders of National Mercantile Bancorp (the "Meeting") to be held on May 29, 1997 at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, CA 90067, beginning at 7:00 p.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments
thereof, all as set forth in the                  , 1997 proxy statement.

          PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLACK OR BLUE INK.

                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
   "FOR ALL NOMINEES", FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR
                                  PROPOSAL 5.

  1. Election of the following nominees as directors: Robert E. Gipson, Alan Grahm, A. Thomas Hickey, Scott A. Montgomery and Robert E. Thomson.
                        [_] FOR    [_] WITHHOLD

     (Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee.)

  2. Approval of the 1996 Stock Incentive Plan.
                        [_] FOR    [_] AGAINST     [_] ABSTAIN

  3. Approval of 9.09 to 1 reverse stock split.
                        [_] FOR    [_] AGAINST     [_] ABSTAIN

  4. Approval of restriction on the transfer of shares of capital stock.
                        [_] FOR    [_] AGAINST     [_] ABSTAIN

  5. Approval of the terms of the Preferred Stock.
                        [_] FOR    [_] AGAINST     [_] ABSTAIN

   THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN
                                   PROMPTLY.



  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF NATIONAL MERCANTILE BANCORP.

                                                (Signature should be exactly
                                                as name or names appear on
                                                this proxy. If stock is held
                                                jointly each holder should
                                                sign. If signature is by
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full
                                                title.)

                                                Dated: _________________ , 1997

                                                -------------------------------
                                                Signature

                                                ----------------------
                                                Signature if held jointly

                                                I plan to attend the Meeting:
                                                Yes [_] No [_]

                                                This proxy will be
                                                voted FOR the
                                                nominees and the
                                                above matters unless
                                                otherwise indicated,
                                                and in the discretion
                                                of the proxies on all
                                                other matters
                                                properly brought
                                                before the Meeting.